SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO.___)

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Filed by a Party other than the Registrant [   ]

Check the appropriate box:

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[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[ ]	Definitive Additional Materials

[ ]	Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

APRIA HEALTHCARE GROUP INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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APRIA HEALTHCARE GROUP INC.
26220 Enterprise Court
Lake Forest, California 92630

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TIME	8:00 A.M. on Thursday, July 17, 2003

PLACE	Westin South Coast Plaza Hotel
686 Anton Boulevard
Costa Mesa, California 92626

ITEMS OF BUSINESS	(1) To elect nine members of the Board of Directors, with such persons to hold office until the 2004 Annual Meeting of Stockholders or until their successors are elected and qualified.

(2) To approve the 2003 Performance Incentive Plan.

(3) To transact such other business as may properly come before the Annual Meeting and at any adjournment thereof.

RECORD DATE	You can vote if you were a stockholder of record on May 30, 2003.

ANNUAL REPORT	Our 2002 Annual Report, which is not a part of the proxy soliciting material, is enclosed.

PROXY VOTING	Shares represented by properly executed proxies will be voted in accordance with the specifications therein. Shares represented by proxies which do not contain directions to the contrary will be voted FOR the election of the Directors named in the attached Proxy Statement and FOR the approval of the Company’s 2003 Performance Incentive Plan.

LIST OF STOCKHOLDERS	A complete list of stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder, for any purpose germane to the Annual Meeting, at the office of the Secretary of the company, at 26220 Enterprise Court, Lake Forest, California 92630, during the ten-day period preceding the Annual Meeting.

Lake Forest, California	Robert S. Holcombe
June 11, 2003	Executive Vice President, General Counsel
and Secretary

SOLICITATION OF PROXIES
Solicitation by Board
Expense of Solicitation
Your Vote is Important
VOTING PROCEDURE AND TABULATION
Stockholders Entitled to Vote
Voting on Agenda Items
Voting on Other Matters
Tabulation of Votes
Broker “Non-Votes”
SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT
Security Ownership Table
INFORMATION REGARDING THE BOARD OF DIRECTORS
Composition of Board
Directors’ Fees
Committees and Meetings of the Board of Directors
GOVERNANCE OF THE COMPANY
Our Corporate Governance Guidelines
Our Stock Ownership Requirements for Directors and Senior Executive Officers
REPORT OF THE AUDIT COMMITTEE
REPORT OF THE COMPENSATION COMMITTEE
Compensation Philosophy and Program for Senior Management
Factors Affecting the Evaluation of Executive Performance for 2002
2002 Total Compensation for the Chief Executive Officer
Executive Officer Salaries
Executive Officer Bonuses
Executive Officer Long-Term Incentive Compensation
Tax Treatment of Stock Options
ELECTION OF DIRECTORS
Nominees for Election to Board
Vote Required for Election of Directors
Nominees and Directors
APPROVAL OF THE 2003 PERFORMANCE INCENTIVE PLAN
Proposed Action Regarding 2003 Performance Incentive Plan
Summary Description of 2003 Performance Incentive Plan
U.S. Federal Income Tax Treatment of Awards Under the 2003 Performance Incentive Plan
Specific Benefits Under the 2003 Performance Incentive Plan
Equity Compensation Plans
Shares Available For Future Award Grants
Recommendation of Approval for the 2003 Performance Incentive Plan
EXECUTIVE COMPENSATION AND OTHER INFORMATION
Summary of Executive Compensation
Summary of Option Grants
Summary of Options Exercised
Compensation Committee Interlocks and Insider Participation
EMPLOYMENT AND SEVERANCE AGREEMENTS
PERFORMANCE GRAPH
COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT BY CERTAIN COMPANY AFFILIATES
INFORMATION REGARDING THE INDEPENDENT AUDITORS OF THE COMPANY
Independent Auditors
Audit Fees
Financial Information Systems Design and Implementation Fees
All Other Fees
Independence
ANNUAL REPORT
Availability of Annual Report and Treatment of Stockholders Sharing Same Address
PROPOSALS OF STOCKHOLDERS
OTHER MATTERS
DOCUMENTS INCORPORATED BY REFERENCE
EXHIBIT A POLICY REGARDING ALTERNATIVE DIRECTOR NOMINATIONS BY STOCKHOLDERS
EXHIBIT B AUDIT COMMITTEE CHARTER
EXHIBIT C 2003 PERFORMANCE INCENTIVE PLAN

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PERFORMANCE GRAPH	25
COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT BY CERTAIN COMPANY AFFILIATES	26
INFORMATION REGARDING THE INDEPENDENT AUDITORS OF THE COMPANY	26
Independent Auditors	26
Audit Fees	26
Financial Information Systems Design and Implementation Fees	26
All Other Fees	26
Independence	26
ANNUAL REPORT	26
Availability of Annual Report and Treatment of Stockholders Sharing Same Address	26
PROPOSALS OF STOCKHOLDERS	27
OTHER MATTERS	27
DOCUMENTS INCORPORATED BY REFERENCE	27
EXHIBIT A - Policy Regarding Alternative Director Nominations by Stockholders
EXHIBIT B - Audit Committee Charter
EXHIBIT C - 2003 Performance Incentive Plan

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APRIA HEALTHCARE GROUP INC.
26220 Enterprise Court
Lake Forest, California 92630-8400

P R O X Y   S T A T E M E N T

SOLICITATION OF PROXIES

Solicitation by Board

          The accompanying proxy is being solicited by the Board of Directors of Apria Healthcare Group Inc. for use at Apria’s 2003 Annual Meeting of Stockholders to be held on July 17, 2003, at 8:00 A.M. local time, at the Westin South Coast Plaza Hotel, 686 Anton Boulevard, Costa Mesa, California 92626, and at any adjournment thereof.

          This Proxy Statement and the accompanying proxy are first being mailed to stockholders on or about June 12, 2003.

Expense of Solicitation

          The expense of soliciting proxies will be borne by Apria. Proxies will be solicited principally through the use of the mail, but Directors, officers and regular employees may solicit proxies personally or by telephone or special letter without any additional compensation. Apria also will reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for any reasonable expenses in forwarding proxy materials to beneficial owners.

Your Vote is Important

          No matter how many shares you owned on the record date, please indicate your voting instructions on the accompanying proxy card and date, sign and return it in the envelope provided, which is addressed for your convenience and needs no postage if mailed in the United States. In order to avoid the additional expense to the company of further solicitation, we ask your cooperation in promptly mailing in your proxy card.

VOTING PROCEDURE AND TABULATION

Stockholders Entitled to Vote

          Holders of Apria common stock at the close of business on May 30, 2003, the record date with respect to this solicitation, are entitled to notice of and to vote at the annual meeting. Each stockholder of record is entitled to one vote per share. As of the record date 54,884,299 shares of the company’s common stock were outstanding. No shares of any other class of stock were outstanding.

Voting on Agenda Items

          All shares represented by each properly executed unrevoked proxy received in time for the annual meeting will be voted in the manner specified therein. If you sign your proxy card but do not mark contrary voting instructions thereon, the shares represented by the proxy will be voted “for” each of the nominees and proposals described herein (See “Election of Directors” and “Approval of the 2003 Performance Incentive Plan”). An executed proxy may be revoked at any time before its exercise by filing with Apria’s Secretary a written notice of revocation or a duly executed proxy bearing a later date. The execution of the enclosed proxy will not affect your right to vote in person should you find it convenient to attend the annual meeting and desire to vote in person.

Voting on Other Matters

          If any other matters are properly presented at the annual meeting, the persons named on the proxy card will be entitled to vote on those matters for you. As of the date of mailing of this Proxy Statement, Apria was not aware of any other matters to be raised at the annual meeting.

Tabulation of Votes

          Votes cast by proxy or in person at the annual meeting will be counted by the persons appointed by Apria to act as election inspectors for the meeting. The election inspectors will treat shares represented by proxies that reflect abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum and for purposes of determining the outcome of any matter submitted to the stockholders for a vote. Therefore, an abstention has the effect of a negative vote because it is disregarded in the calculation of a plurality or majority of “votes cast.”

Broker “Non-Votes”

          The election inspectors will treat shares referred to as “broker non-votes” (i.e., shares held by brokers or nominees over which the broker or nominee lacks discretionary power to vote and for which the broker or nominee has not received specific voting instructions from the beneficial owner) as shares that are present and entitled to vote for purposes of determining the presence of a quorum. However, for purposes of determining the outcome of any matter as to which the broker has indicated on the proxy that it does not have discretionary authority to vote, those shares will be treated as not present and not entitled to vote with respect to that matter (even though those shares are considered entitled to vote for quorum purposes and may be entitled to vote on other matters).

SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT

          The following table sets forth information as of May 30, 2003, with respect to the beneficial ownership of Apria’s common stock by each person who is known by the company to beneficially own more than 5% of Apria’s common stock, each Director of the company, all past and present executive officers listed in the summary compensation table and all current Directors and executive officers as a group. Except as otherwise indicated, beneficial ownership includes both voting and investment power with respect to the shares shown.

Security Ownership Table

	Amount and Nature of	Percent of
Name of Beneficial Owner	Beneficial Ownership	Class

Barclays Global Investors, LTD. (1)	2,777,011	5.06
Lawrence M. Higby (2)	494,333	*
David L. Goldsmith (3)	406,902	*
Ralph V. Whitworth (4)	121,666	*
James E. Baker (5)	88,027	*
Richard H. Koppes (6)	83,000	*
Philip R. Lochner, Jr. (6)	82,000	*
Lawrence A. Mastrovich (7)	66,666	*
George J. Suda (8)	65,933	*
Beverly Benedict Thomas (9)	58,000	*
Michael J. Keenan (10)	51,632	*
Anthony S. Domenico (11)	31,666	*
Vicente Anido, Jr. (12)	15,000	*
I. T. Corley (12)	15,000	*
Jeri L. Lose (12)	15,000	*
Philip L. Carter	0	0
All current Directors and executive officers as a group	1,477,260	2.69
(12 persons) (13)

*	Less than 1%

(1)	According to a Schedule 13G, dated February 8, 2002, filed with the Securities and Exchange Commission, Barclays Global Investors, Ltd. (“BGLTD”), a bank as defined in Section 3(a)(6) of the Securities Exchange Act of 1934, has sole dispositive power as to 2,777,011 shares and sole voting power as to 2,707,799 shares.

BGLTD holds 4,230 of the shares directly and has sole dispositive and voting power as to those shares. The balance of the shares is held by two related banks: Barclays Global Fund Advisors (“BGF”), which has sole voting and dispositive power as to 343,304 shares, and Barclays Global Investors, N.A. (“BGNA”), which has sole voting power as to 2,360,265 shares and sole dispositive power as to 2,429,477. The mailing address for BGLTD, BGF and BGNA is 45 Fremont Street, San Francisco, California 94105.

(2)	Includes 483,333 shares subject to options that were exercisable as of May 30, 2003.

(3)	Includes 300,236 shares held in a shared trust with Mr. Goldsmith’s wife and 106,666 shares subject to options that are currently exercisable.

(4)	Includes 114,666 shares subject to options that are currently exercisable.

(5)	Includes 34,133 shares subject to options that are currently exercisable.

(6)	Includes 80,000 shares subject to options that are currently exercisable.

(7)	Includes 66,666 shares subject to options that are currently exercisable.

(8)	Includes 63,333 shares subject to options that are currently exercisable.

(9)	Includes 55,000 shares subject to options that are currently exercisable.

(10)	Includes 51,632 shares subject to options that are currently exercisable.

(11)	Includes 31,666 shares subject to options that are currently exercisable.

(12)	Includes 15,000 shares subject to options that are currently exercisable.

(13)	Includes shares owned by certain trusts. Also includes 1,097,130 shares subject to options that were exercisable as of May 30, 2003.

INFORMATION REGARDING THE BOARD OF DIRECTORS

Composition of Board

     Apria’s Board of Directors consists of such number of Directors as may be determined by the Board of Directors from time to time. The Board of Directors currently consists of nine Directors who are subject to reelection on an annual basis. All nine current Directors have been nominated for reelection to a term of one year or until the election and qualification of their successors.

Directors’ Fees

     All Directors of Apria are reimbursed for their out-of-pocket expenses incurred in connection with attending Board and related committee meetings. During 2002, each non-employee Director received (i) $1,000 per Board or committee meeting attended in person ($2,000 per committee meeting for the Director who was the committee’s chairman), (ii) $500 per Board or committee meeting attended via telephone, and (iii) an annual option grant for 15,000 shares of the company’s common stock (25,000 shares for the non-employee Chairman of the Board).

     Effective June 30, 2003, the cash compensation for non-employee Directors will increase to an annual retainer of $30,000 and meeting fees of $1,000 per Board or committee meeting attended at which action was taken. Each non-employee Director who chairs a committee of the Board will be paid an additional $10,000 annual retainer (for a total retainer of $40,000). It is expected that the Board will continue Apria’s practice of annual stock option grants to non-employee Directors who are elected or reelected, as the case may be, as Directors at the annual meeting. While it is generally expected that these grants will be comparable to the 2002 stock option grants to non-employee Directors mentioned above, the grants are discretionary in nature and the Board has not yet established any specific future awards or award grant levels.

     The Board is also considering the implementation of a deferred compensation plan that would allow Directors to defer payment, until they no longer serve on the Board or some other specified date, of all or a portion of the compensation that they would have otherwise become entitled to receive.

Committees and Meetings of the Board of Directors

     Standing committees of Apria’s Board of Directors include a Corporate Governance and Nominating Committee, an Audit Committee, a Compliance Committee and a Compensation Committee. The Board of Directors held six meetings during the 2002 fiscal year. All Directors attended at least 75% of Board meetings and applicable committee meetings.

     Corporate Governance and Nominating Committee. The Corporate Governance and Nominating Committee reviews and reports to the Board on a periodic basis with regard to matters of corporate governance and the nomination and evaluation of Directors. The Committee also reviews and assesses the effectiveness of the Board’s Guidelines on Corporate Governance and recommends to the Board proposed revisions thereto. Currently, the Corporate Governance and Nominating Committee consists of Messrs. Anido (Chairman) and Whitworth, Ms. Lose and Ms. Thomas.

     On June 5, 2003 the Board of Directors approved the Apria Healthcare Group Inc. Policy Regarding Alternative Director Nominations by Stockholders (the “Policy”). The Policy requires the inclusion in Apria’s proxy materials of information concerning candidates for the Board of Directors in addition to those recommended by the existing Board, and is intended to facilitate the ability of stockholders to choose freely among competing candidates who may be proposed by stockholders who have a significant, long-term, interest in Apria’s success. The following summary of the Policy is qualified in its entirety by the full text of the Policy, which appears as Exhibit A to this Proxy Statement.

     The Policy allows one or more stockholders who own beneficially at least 5% of Apria’s common stock as of the record date of the applicable annual meeting, and who have maintained that ownership level for at least two years, to submit nominations for the Board of Directors and to require the inclusion of information concerning their nominees in Apria’s proxy materials. A maximum of two stockholder nominations are permitted for each individual Board seat.

     Each eligible stockholder or group of stockholders may nominate up to two candidates per election. The stockholder(s) must specify which incumbent Director’s seat is being challenged and must also submit a signed statement acknowledging that the nominee(s) will lawfully represent all of Apria’s stockholders, that the nominee(s) will comply with all applicable policies and standards of conduct, and that the nominating stockholder(s) will satisfy the 5% beneficial ownership threshold as of the date of the applicable annual meeting as well.

     The Corporate Governance and Nominating Committee of the Board of Directors will have the power to adopt rules and procedures deemed appropriate to implement and interpret the Policy. The Corporate Governance and Nominating Committee will also consider whether to include any stockholder nominee as one of the company’s slate of nominees.

     The Corporate Governance and Nominating Committee met on eight occasions during 2002.

     Audit Committee. The Board of Directors and the Audit Committee have adopted a written Audit Committee Charter which describes the Committee’s functions and is attached as Exhibit B to this Proxy Statement. The Committee consists of Messrs. Goldsmith (Chairman), Corley, Koppes and Lochner, and Ms. Lose. The Board of Directors has determined that each member serving on the Audit Committee is “independent” as independence is defined under both the current and the proposed New York Stock Exchange Listing Standards and that at least one of the members qualifies as an “audit committee financial expert” as that term is defined by the Securities and Exchange Commission pursuant to Section 407 of the Sarbanes-Oxley Act of 2002. The Committee met on six occasions during 2002.

     Compliance Committee. The Compliance Committee exercises oversight responsibility with respect to the company’s regulatory compliance programs, monitors certain aspects of those programs and reports to the Board regarding the same. Currently, the Committee consists of Messrs. Koppes (Chairman), Corley and Goldsmith. The Committee met on four occasions during 2002.

     Compensation Committee. The Compensation Committee conducts an annual performance review of Apria’s senior management and establishes their salaries, bonuses and long term incentive awards. Currently, the Compensation Committee consists of Messrs. Lochner (Chairman), Anido and Whitworth, and Ms. Thomas. The Committee met on two occasions during 2002.

GOVERNANCE OF THE COMPANY

Our Corporate Governance Guidelines

Apria’s Board of Directors has adopted the following Corporate Governance Guidelines:

Board Mission and Responsibilities

          Mission Statement. The company’s primary objective is to maximize stockholder value over the long term while adhering to the laws of the jurisdictions within which it operates and observing high ethical standards.

          Corporate Authority and Responsibility. All corporate authority resides in the Board of Directors as fiduciaries on behalf of the stockholders. The Board delegates authority to management to pursue the company’s mission. Management, not the Board, is responsible for managing the company. The Board retains responsibility to recommend candidates to the stockholders for election to the Board of Directors. The Board also retains responsibility, among other things, for selection and evaluation of the Chief Executive Officer, oversight of succession plans, determination of senior management compensation and approval of the annual budget. The Board also advises management with respect to strategic plans.

Board Operations

          Board Agenda. The Chairman of the Board in coordination with the Chief Executive Officer shall set the agenda for each Board meeting, taking into account suggestions from members of the Board.

          Strategic Planning. The Board shall hold an annual strategic planning session. The timing and agenda for this meeting are to be suggested by the Chief Executive Officer.

          Independent Advice. The Board or any committee may seek legal or other expert advice from a source independent of management. Generally, this would be with the knowledge of the Chief Executive Officer and the Chairman of the Board.

          Access to Top Management. Board members are free to contact members of senior management and are encouraged to coordinate their contacts through the Chief Executive Officer. Additionally, regular attendance and participation in Board meetings by senior management is encouraged as appropriate.

          Executive Meetings of Independent Directors. An executive meeting of independent Directors shall be held during each Board meeting. The Chairman shall lead these sessions.

          Board Evaluation. The Corporate Governance and Nominating Committee shall be responsible for evaluating Directors as part of its process for recommending Director nominees to the Board. The Corporate Governance and Nominating Committee shall be responsible for coordinating an annual evaluation by the Directors of the Board’s performance and procedures.

          Written Guidelines and Policies. The Board shall maintain written corporate governance guidelines and operational policies which will be reviewed annually by the Corporate Governance and Nominating Committee.

Board Structure

          Positions of Chairman and Chief Executive Officer. The positions of Chairman and Chief Executive Officer shall be filled by separate persons and the Chairman shall be an Independent Director.

          Board Composition. Independent Directors shall constitute a substantial majority of the Board.

          Number of Directors. The Board shall assess its size from time to time. It is the Board’s philosophy that smaller Boards are most effective.

Our Corporate Governance Guidelines (continued)

          Committees. The standing Board committees shall be the Audit Committee, the Compliance Committee, the Compensation Committee, and the Corporate Governance and Nominating Committee. All standing committees shall be made up of Independent Directors. Each standing committee shall maintain a written charter approved by the Board. Committee actions shall be promptly reported to the Board. A Director may attend any Board committee meeting. The Chairman shall recommend periodic rotation of Committee assignments.

          Independent Directors. “Independent Director” means a Director that meets the definition of “independent director” as that term is defined by the New York Stock Exchange pursuant to Section 303A(2) of the proposed New York Stock Exchange Listing Standards and, in the case of the Audit Committee, a Director that meets the audit committee member independence requirements established by the Securities and Exchange Commission pursuant to Section 301 of the Sarbanes-Oxley Act of 2002.

Directors

          Nominees for Election to the Board. The Corporate Governance and Nominating Committee shall recommend nominees to the full Board for annual elections of Directors. The Committee shall welcome input from all Directors and stockholders.

          Retirement. Retirement age shall be 72. Directors shall submit their resignation effective at the annual meeting immediately preceding their 72nd birthday.

          Changes in Professional Responsibility. The Board shall consider whether a change in an individual’s professional responsibilities directly or indirectly impacts that person’s ability to fulfill Directorship obligations. To facilitate the Board’s consideration, the Chief Executive Officer and any other employee Directors shall submit a resignation as a matter of course upon retirement, resignation or other significant change in professional roles.

          Director Compensation and Stock Ownership. From time to time, the compensation of Directors shall be reviewed by the Compensation Committee, which shall make recommendations to the full Board. The Board’s philosophy is that a substantial portion of Director compensation shall be equity-based.

          Chief Executive Officer Evaluation. The Compensation Committee shall be responsible for coordinating an annual evaluation of the Chief Executive Officer by the Independent Directors. The Independent Directors will also determine guidance for the Compensation Committee with respect to Chief Executive Officer’s compensation. The Chairman of the Compensation Committee shall be the liaison with the Chief Executive Officer.

          Management Succession. The Board shall coordinate with the Chief Executive Officer to seek to ensure that a successor for emergencies is designated at all times and that a formalized process governs long-term management development and succession. The Chief Executive Officer shall report to the Board annually about development of senior management personnel and succession plans, which shall be approved by the Board.

          Outside Board Memberships. The Chief Executive Officer and other members of senior management shall seek the approval of the Board before accepting outside board memberships, and the Board generally discourages more than one corporate board and one charitable board membership.

          Stock Ownership Requirements. Each non-employee Director shall adhere to the Stock Ownership Requirements for Directors, as promulgated by the Board.

Our Stock Ownership Requirements for Directors and Senior Executive Officers

          Apria’s Board of Directors believes that the investment community values stock ownership by the company’s Directors and senior executive officers and that, by holding an equity position in the company, Directors and senior executive officers demonstrate their commitment to and belief in the long-term profitability of the company. Accordingly, the Board of Directors believes that ownership of company stock by Directors and senior executive officers should be encouraged and has adopted “Stock Ownership Requirements” that apply to Apria’s Directors and officers at the Senior Vice President level and above (including all of the company’s named executive officers).

          The Stock Ownership Requirements provide that each Director or senior executive officer will acquire and maintain a certain level of ownership of Apria common stock based on the fair market value of that stock from time to time. The target ownership level for Directors who are not senior executive officers is $150,000. The target ownership level for senior executive officers is based on a multiplier of each officer’s base salary. The multipliers for the company’s senior executive officers are as follows:

Chief Executive Officer	3.0 x base salary
Chief Operating Officer	2.5 x base salary
Executive Vice Presidents and Chief Financial Officer	2.0 x base salary
Senior Vice Presidents	1.5 x base salary

          To the extent that a Director or officer does not already satisfy the applicable ownership target, the Director or officer is expected to meet the target over the next five years. A senior executive officer is expected to meet any greater ownership target, due to a promotion or increase in base salary, within three years of the promotion or increase.

          Shares that “count” for purposes of meeting the Requirements generally include only shares actually or beneficially owned by the Director or officer. Shares underlying any outstanding stock options and unvested shares of restricted stock do not count for purposes of meeting the Requirements.

          Directors and senior executive officers are also expected to satisfy certain minimum holding period requirements with respect to stock options and restricted stock awards granted by Apria. In the case of options granted in 2003 and thereafter, the Director or officer is expected to hold for at least one year after the exercise of the option at least one-half of the “net” number of shares acquired in the exercise. The “net” number of shares generally means the total number of shares acquired less any shares used to pay the exercise price of the option. In the case of restricted stock, the Director or officer is expected to hold for at least one year after the vesting of the award at least one-half of the shares that became vested. The holding period applies to only one-half of the net number of shares acquired or vested, as the case may be, because the Director or officer may need to sell the balance of the shares acquired in order to satisfy any tax obligations related to the option exercise or the vesting of the restricted shares.

          After the one-year holding period has been satisfied, the Director or officer must continue to hold at least one-half of the portion of the shares that were subject to the holding period if the Director or officer has not satisfied the applicable stock ownership target (or to the extent a sale of the shares would cause the Director or officer to fall short of the target). The ownership targets and holding periods cease to apply following a termination of service or employment with Apria or following certain change in control events. The Stock Ownership Requirements may be modified from time to time by the Board of Directors.

REPORT OF THE AUDIT COMMITTEE

To: The Board of Directors

          The Audit Committee of the Board of Directors of the company reviews the company’s financial reporting process on behalf of the Board. Management of the company has the primary responsibility for the financial statements and the reporting process of the company, including the system of internal controls, the presentation of the financial statements and the integrity of the financial statements. Management has represented to the Audit Committee that the company’s financial statements have been prepared in accordance with generally accepted accounting principles. However, the Audit Committee is directly responsible for the compensation, appointment and oversight of the company’s auditors, Deloitte & Touche LLP. The auditors report directly to the Audit Committee and are responsible for auditing the company’s financial statements and expressing an opinion on the conformity of such audited financial statements to generally accepted accounting principles.

          At least two members of the Audit Committee, I.T. Corley and David L. Goldsmith, qualify as “audit committee financial experts” within the meaning of that term as defined by the Securities and Exchange Commission pursuant to Section 407 of the Sarbanes-Oxley Act of 2002. All members of the Audit Committee are “independent” in accordance with the standards for audit committee member “independence” established by the New York Stock Exchange as well as with the proposed new standards. However, the members of the Audit Committee are not professionally engaged in, and are not experts in, auditing or accounting. Members of the Audit Committee rely without independent verification on the information provided to them and on the representations made by management and the company’s auditors. Accordingly, the Audit Committee’s review does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal control and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s activities do not assure that the audit of the company’s financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles or that the company’s auditors are in fact independent.

          In this context, the Audit Committee has reviewed and discussed the company’s audited financial statements with management and the company’s auditors. The Audit Committee has discussed with the company’s auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). In addition, the Audit Committee has received from the company’s auditors the written disclosures such auditors have represented are required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and discussed with them their independence from the company and its management. In this connection, the Audit Committee has considered whether such auditors’ provision of non-audit services to the company is compatible with the auditors’ independence.

          In reliance on the reviews and discussions referred to above, and subject to the limitations set forth above, the Audit Committee recommended to the Board of Directors, and the Board approved, that the audited financial statements be included in the company’s Annual Report on Form 10-K for the year ended December 31, 2002, for filing with the Securities and Exchange Commission.

Date: May 30, 2003

THE AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS

David L. Goldsmith (Chairman)
I.T. Corley
Richard H. Koppes
Philip R. Lochner, Jr.
Jeri L. Lose

REPORT OF THE COMPENSATION COMMITTEE

To: The Board of Directors

     The Compensation Committee oversees Apria’s overall compensation program for its senior and mid-level management. In addition, the Compensation Committee evaluates the performance and specifically establishes the compensation of the Chief Executive Officer. The Compensation Committee is comprised entirely of independent Directors who are not officers or employees of Apria.

Compensation Philosophy and Program for Senior Management

     During 2002, Apria’s compensation program for executive officers was designed to:

•	reward each member of senior management commensurately with the company’s overall growth and financial performance;

•	attract and retain individuals who are capable of leading the company in achieving its business objectives in an industry characterized by competitiveness, growth and change; and

•	encourage ownership of Apria’s stock by executive officers.

     The company believes a substantial portion of the annual compensation of each member of senior management should relate to, and should be contingent upon, the financial success of the company. As discussed below, the program consists of, and is intended to strike a balance among, three elements:

•	Salaries. Salary for the Chief Executive Officer is based principally on the Committee’s evaluation of individual job performance and an assessment of the salaries and total compensation mix paid by other similar companies to executive officers holding equivalent positions. The salaries for all other executive officers are approved by the Compensation Committee pursuant to recommendations made by the Chief Executive Officer on the basis of similar criteria.

•	Executive Bonuses. Executive bonuses are primarily based on an evaluation of company performance against qualitative and quantitative measures.

•	Long-term Incentive Compensation. Long-term incentive awards such as stock options or grants of restricted stock are also designed to insure that incentive compensation is linked to the long-term performance of Apria and its common stock.

     In recent years, the Committee’s overall compensation strategy has been adjusted so that one-half of the total cash compensation earnable by executive officers consists of bonuses based on the achievement of financial and operating objectives by the company and of individual performance objectives by the executives. Stock options or restricted stock will also continue to represent a significant portion of executive compensation if managerial efforts result in continued stock price increases.

     In 2003, the Compensation Committee and the Board of Directors established new Stock Ownership Requirements for all members of senior management. Under the Requirements, each senior officer must, within the next five years, acquire and hold shares of Apria common stock with a total value at least equivalent to a target level of ownership. The targets range from one-and-one-half to three times base salary, depending on the officer’s position. All stock options granted in 2003 and the future will require a one-year holding period for the “net” shares received upon exercise (after deduction of shares sold to pay taxes and the option exercise price), even if the officer has achieved the applicable target level of ownership. For officers not yet in compliance with their target, only one-half of the net after-tax shares may be sold following the one-year holding period. The remaining option shares, together with at least one-half of all Apria shares presently held by each senior officer, must continue to be held as an investment in the company.

Factors Affecting the Evaluation of Executive Performance for 2002

     During 2002, the company continued to pursue a plan for achieving profitable operating results through the following principal elements:

•	maintaining disciplined focus on existing service offerings and increasing emphasis on home respiratory therapy;

•	supplementing internal growth with selective acquisitions; and

•	reducing costs and enhancing margins and cash flows.

     As those objectives have been and continue to be achieved, management continues to place emphasis on sales and operations as well as compliance issues. Members of senior management have been asked to adapt their activities so as to achieve the benefits sought by the foregoing strategies. Accordingly, members of senior management were and continue to be evaluated in light of their contributions toward achievement of the objectives established by the Chief Executive Officer and the Board. Future compensation for senior management will continue to be based in large part on the company’s ability to effectively develop and implement strategies that enable Apria to achieve those objectives and enhance stockholder value.

2002 Total Compensation for the Chief Executive Officer

     Lawrence M. Higby. When Mr. Higby became the company’s Chief Executive Officer, the Committee designed a compensation plan which was consistent with that provided to the company’s other executive officers. However, although a significant portion of Mr. Higby’s 2002 compensation consisted of a bonus plan based largely on company performance, the Committee did not rely entirely on predetermined formulas or a limited set of criteria when it evaluated the performance of the company’s Chief Executive Officer. The Committee considered:

•	management’s overall accomplishments;

•	Mr. Higby’s individual accomplishments;

•	the company’s financial performance; and

•	other criteria discussed below.

     The Committee designed a compensation package for Mr. Higby which provided a competitive salary with the potential of significant bonus plan compensation in the event the company performed well under his leadership. For 2002, Mr. Higby’s annual salary level as Chief Executive Officer was $600,000 and his total bonus compensation was $600,000. This bonus award was the maximum amount payable under the bonus plan. Of the award, 80% was based on the company’s achievement of certain financial objectives related to earnings before interest, taxes, depreciation and amortization (“EBITDA”), earnings per share and net revenue, with a lesser element (20%) paid on recommendation of the Compensation Committee based on the implementation of certain strategic initiatives. All performance targets and goals concerning the implementation of initiatives were met or exceeded. Mr. Higby’s long-term compensation package was also designed to couple his interests with those of Apria’s stockholders, including options to purchase up to 100,000 shares of Apria’s common stock at an exercise price of $22.70 per share granted to Mr. Higby upon his promotion to Chief Executive Officer. As an executive officer, Mr. Higby is subject to the newly enacted Stock Ownership Requirements with a target ownership level equal to three times his base salary.

     Philip L. Carter. Philip L. Carter was replaced by Lawrence M. Higby as Apria’s Chief Executive Officer on February 12, 2002. The bulk of Mr. Carter’s 2002 compensation was paid to him pursuant to a Resignation and General Release Agreement.

Executive Officer Salaries

     In setting salaries, the first element of the executive compensation program, the Committee did not use a predetermined formula. Instead, the 2002 salaries of the Chief Executive Officer and the other executive officers were based on:

•	the Committee’s evaluation of individual job performance;

•	an assessment of the company’s performance; and

•	a consideration of salaries paid by similar companies to executive officers holding equivalent positions.

     Lawrence M. Higby. During 2002 Mr. Higby’s salary was increased to $600,000 upon his promotion to Chief Executive Officer.

     Philip L. Carter. The amount received by Mr. Carter as salary in 2002 is shown in the “Salary” column of the Summary Compensation Table. The Committee felt the salary was justified due to the fact that the company’s profitability had continued to improve.

     Other Executive Officers. The 2002 salaries of the other executive officers are shown in the “Salary” column of the Summary Compensation Table.

Executive Officer Bonuses

     Bonuses for all executive officers were awarded under the 2002 Executive Officer Incentive Compensation Plan, a plan adopted to provide certain members of senior management with significant bonus compensation (up to the full amount of each officer’s 2002 salary) upon the achievement of improved financial and operating performance levels for the 2002 fiscal year and the achievement of key individual performance objectives by the executives.

     The target levels of performance as well as the individual objectives established in the 2002 Executive Officer Incentive Compensation Plan were achieved, and the resulting 2002 bonus payments to Mr. Higby and the other most highly compensated executive officers of the company are listed in the “Bonus” column of the Summary Compensation Table. Because publication of sensitive and proprietary quantifiable targets and other specific goals for the company and its executive officers could place the company at a competitive disadvantage, it has not been the company’s practice to disclose the specific financial performance target levels set forth in its incentive compensation plans. However, the actual results for each of the quantifiable target factors are publicly available and reflect an increase in 2002 net revenues of approximately 11% ($120,300,000) over the 2001 level. In addition, EBITDA (after adjustments for unusual events and changes in accounting rules) increased by approximately 14.3% ($37,497,000) and similarly adjusted earnings per share increased by approximately 30% ($.43 per share) over 2001 levels.

Executive Officer Long-Term Incentive Compensation

     As noted above, the company provided long-term compensation to certain members of senior and mid-level management under various stock incentive plans. The stock incentive plans provide the company with the ability to periodically reward key employees, including executive officers, with options to purchase shares of the company’s common stock.

     The value of stock options is tied to the future performance of the company’s common stock and provides value to the recipient only when the price of the company’s common stock increases above the option grant price.

     Mr. Higby and some of the other executive officers received stock option grants as a part of their 2002 compensation, which grants are shown in the “Options Granted” column of the Summary Compensation Table.

Tax Treatment of Stock Options

     The Compensation Committee has considered the anticipated tax treatment to the company regarding the compensation and benefits paid to the executive officers of the company in light of the enactment of Section 162(m) of the United States Internal Revenue Code. The basic philosophy of the Compensation Committee is to strive to provide the executive officers of the company with a compensation package which will preserve the deductibility of such payments for the company to the greatest extent possible. However, certain types of compensation payments and their deductibility (e.g., the spread on exercise of non-qualified options) depend upon the timing of an executive officer’s vesting or exercise of previously granted rights. Moreover, interpretations of and changes in the tax laws and other factors beyond the Compensation Committee’s control may affect the deductibility of certain compensation payments. In addition, in order to attract and retain qualified management personnel, it has sometimes proven necessary to grant certain long-term incentives that may not be deductible under Section 162(m) of the Code.

Date: May 30, 2003

THE COMPENSATION COMMITTEE
OF THE BOARD OF DIRECTORS

Philip R. Lochner (Chairman)
Vicente Anido
Beverly Benedict Thomas
Ralph V. Whitworth

ELECTION OF DIRECTORS

Nominees for Election to Board

     The nominees for election are Vicente Anido, Jr., I.T. Corley, David L. Goldsmith, Lawrence M. Higby, Richard H. Koppes, Philip R. Lochner, Jr., Jeri L. Lose, Beverly Benedict Thomas and Ralph V. Whitworth, each of whom currently serves on the Board. If elected, they will serve for one year or until the election and qualification of successors.

     If any of the nominees should become unavailable for election to the Board of Directors, the persons named in the proxy or their substitutes shall be entitled to vote for a substitute to be designated by the Board of Directors. Alternatively, the Board of Directors may further reduce the number of Directors. The Board of Directors has no reason to believe that it will be necessary to designate a substitute nominee or further reduce the number of Directors.

Vote Required for Election of Directors

     For the purpose of electing Directors, each stockholder is entitled to one vote for each Director to be elected for each share of common stock owned. The candidates receiving the highest number of votes will be elected.

     The accompanying proxies solicited by the Board of Directors will be voted “for” the election of the nominees unless the proxy card is marked to withhold authority to vote for any nominee.

     The Board of Directors unanimously recommends that you vote “for” each of the nominees.

Nominees and Directors

     Set forth in the table below are the names, ages and past and present positions of the persons serving as Apria’s Directors as of May 30, 2003. The term of each Director expires in 2003.

	Business Experience During Last	Director
Name and Age	Five Years and Directorships	Since

Ralph V. Whitworth, 47	Chairman of the Board of Directors of Apria since 1998. Mr. Whitworth is a principal and Managing Member of Relational Investors LLC, a private investment company. He is also a principal in Relational Advisors LLC, a financial advisory and investment banking firm based in San Diego, California, which is registered as a broker-dealer under Section 15(b) of the Securities Exchange Act of 1934 and a member of the National Association of Securities Dealers, Inc. Mr. Whitworth is also a Director of Waste Management, Inc.	1998

Vicente Anido, Jr., 50	President, Chief Executive Officer and a Director of ISTA Pharmaceuticals, Inc., an ophthalmic pharmaceuticals company located in Irvine, California, since December 2001. He previously served as General Partner of Windamere Venture Partners, a venture capital group, from 2000 to 2002. From 1996 to 1999 he served as President and Chief Executive Officer of CombiChem, Inc., a drug discovery company.	2002

I.T. Corley, 58	Chairman of the Board of Directors, President and Chief Executive Officer of Strategic Materials, Inc. and of its parent company, Strategic Holdings, Inc., since 1995. Strategic Materials, Inc. is a large, privately-owned glass recycler.	2003

David L. Goldsmith, 55	Managing Director of RS Investment Management, an investment management firm, since 1999. He served as Managing Director of Robertson, Stephens Investment Management, an investment management firm, in 1998 and 1999.	1987

	Business Experience During Last	Director
Name and Age	Five Years and Directorships	Since

Lawrence M. Higby, 57	President and Chief Executive Officer and a Director of Apria. From 1997 until his appointment as Chief Executive Officer, Mr. Higby served as Apria’s President and Chief Operating Officer. Mr. Higby also served as Apria’s Chief Executive Officer on an interim basis from January through May 1998.	2002

Richard H. Koppes, 56	Of Counsel to Jones, Day, Reavis & Pogue, a law firm, and a Co-Director of Education Programs at Stanford University School of Law. He is a member of the Board of Directors of ICN Pharmaceuticals, Inc. and serves on that Board’s Audit Committee. He served as a principal of American Partners Capital Group, a venture capital and consulting firm, from 1996 to 1998.	1998

Philip R. Lochner, Jr., 60	Senior Vice President – Chief Administrative Officer of Time Warner Inc. (now AOL Time Warner Inc.) from 1991 to 1998. He is also a Director of Adelphia Communications Corporation, Clarcor, Inc., GTech Holdings Corp. and Solutia Inc.	1998

Jeri L. Lose, 45	Vice President, Information Technology and Chief Information Officer of St. Jude Medical, Inc., a medical device designer and manufacturer since 1999. Previously, she served as Vice President, Information Technology Systems Development at U.S. Bancorp in St. Paul, Minnesota from 1993 to 1999.	2002

Beverly Benedict Thomas, 60	Managing Partner of Thomas Consulting Group (formerly BBT Strategies), a consulting firm specializing in public affairs and strategic planning.	1998

APPROVAL OF THE 2003 PERFORMANCE INCENTIVE PLAN

Proposed Action Regarding 2003 Performance Incentive Plan

     At the annual meeting, stockholders will be asked to approve the Apria Healthcare Group Inc. 2003 Performance Incentive Plan (the “2003 Plan”), which was adopted, subject to stockholder approval, by the Board of Directors on June 5, 2003.

     Apria believes that incentives and stock-based awards focus employees on the objective of creating stockholder value and promoting the success of the company, and that incentive compensation plans like the 2003 Plan are an important attraction, retention and motivation tool for participants in the plan. The Board of Directors believes that the 2003 Plan will promote the interests of Apria and its stockholders and that it will give the company flexibility to continue to provide incentives that are based on the attainment of corporate objectives and increases in stockholder value.

     Apria currently maintains the Apria Healthcare Group Inc. 1997 Stock Incentive Plan (the “1997 Plan”) and the Apria Healthcare Group Inc. 1998 Nonqualified Stock Incentive Plan (the “1998 Plan”). As of May 30, 2003, 1,268,709 shares of Apria common stock were available for additional award grants under the 1997 Plan and an additional 1,578,622 shares of Apria common stock were available for additional award grants under the 1998 Plan. The Board of Directors approved the 2003 Plan based, in part, on a belief that the aggregate number of shares currently available for new award grants under the 1997 Plan and the 1998 plan is insufficient to adequately provide for future incentives. Apria’s ability to grant additional awards under the 1997 Plan and the 1998 Plan will terminate if stockholders approve the 2003 Plan. Awards then outstanding under the 1997 Plan and the 1998 Plan will continue in accordance with their terms.

Summary Description of 2003 Performance Incentive Plan

     The principal terms of the 2003 Plan are summarized below. The following summary is qualified in its entirety by the full text of the 2003 Plan, which appears as Exhibit C to this Proxy Statement.

     Purpose. The purpose of the 2003 Plan is to is to promote the success of Apria and to increase stockholder value by providing an additional means through the grant of awards to attract, motivate, retain and reward selected employees and other eligible persons and to attract, motivate and retain experienced and knowledgeable independent Directors. Both by encouraging employees and Directors to become owners of Apria stock, it is intended that 2003 Plan participants will view the company from an ownership perspective.

     Administration. The Board of Directors or a committee of Directors will administer the 2003 Plan. The Board has delegated general administrative authority for the 2003 Plan to the Compensation Committee. A committee may delegate some or all of its authority with respect to the 2003 Plan to another committee of Directors and certain limited award grant authority to grant awards to employees may be delegated to one or more officers of the company. (The appropriate acting body, be it the Board, a committee within its delegated authority, or an officer within his or her delegated authority, is referred to in this proposal as the “Administrator”).

     The Administrator has broad authority under the 2003 Plan with respect to award grants including, without limitation, the authority:

•	to select participants and determine the type(s) of award(s) that they are to receive;

•	to determine the number of shares that are to be subject to awards and the terms and conditions of awards, including the price (if any) to be paid for the shares or the award;

•	to cancel, modify, or waive the corporation’s rights with respect to, or modify, discontinue, suspend, or terminate any or all outstanding awards, subject to any required consents;

•	to accelerate or extend the vesting or exercise period or extend the term of any or all outstanding awards;

•	subject to the other provisions of the 2003 Plan, to make certain adjustments to an outstanding award and to authorize the conversion, succession or substitution of an award;

•	to allow the purchase price of an award or shares of Apria common stock to be paid in the form of cash, check, or electronic funds transfer, by the delivery of already-owned shares of Apria common stock or by a reduction of the number of shares deliverable pursuant to the award, by services rendered by the recipient of the award, by notice in third party payment or cashless exercise on such terms as the Administrator may authorize, or any other form permitted by law.

     No Repricing. The Administrator may not cancel or amend an outstanding option or stock appreciation right for the purpose of replacing or re-granting the award with an exercise price or base price, as applicable, that is less than the fair market value of a share of Apria common stock on the date of grant of the original award. Adjustments to reflect stock splits and similar events will not be considered amendments for this purpose.

     Eligibility. Persons eligible to receive awards under the 2003 Plan include Directors, officers and employees of Apria and its subsidiaries, and certain consultants and advisors to Apria and its subsidiaries. All of Apria’s Directors, and approximately 500 officers and employees of Apria and its subsidiaries (including all of the company’s named executive officers) are considered eligible under the 2003 Stock Plan at the present time.

     Authorized Shares; Limits on Awards. The maximum number of shares of Apria common stock that may be issued or transferred pursuant to awards under the 2003 Stock Plan equals the sum of: (1) 6,500,000 shares, plus (2) the number of any shares subject to stock options granted under the 1997 Plan or the 1998 Plan which expire, or for any reason are cancelled or terminated, after the effective date of the 2003 Plan without being exercised. As of May 30, 2003, approximately 2,673,000 shares in the aggregate were subject to awards then outstanding under the 1997 Plan and the 1998 Plan.

     The following other limits are also contained in the 2003 Plan:

•	The maximum number of shares that may be delivered pursuant to options qualified as incentive stock options granted under the plan is 2,000,000 shares.

•	The maximum number of shares subject to those options and stock appreciation rights that are granted during any calendar year to any individual under the plan is 500,000 shares.

•	The maximum number of shares subject to all awards that are granted during any calendar year to any individual under the plan is 1,000,000 shares.

•	The maximum number of shares that may be delivered pursuant to awards granted to non-employee Directors is 700,000 shares. This limit does not apply, however, to shares delivered in respect of compensation earned but deferred.

•	The maximum number of shares that may be delivered pursuant to awards granted under the plan, other than pursuant to stock option and stock appreciation right grants, is 2,275,000 shares. This limit does not apply, however, to shares delivered in respect of compensation earned but deferred.

•	“Performance-Based Awards” under Section 5.2 of the 2003 Plan (other than stock options and stock appreciation rights) that are granted to any participant during in any one calendar year will not exceed 500,000 shares.

•	“Performance-Based Awards” under Section 5.2 of the 2003 Plan payable only in cash and not related to shares and granted to a participant in any one calendar year will not provide for payment of more than $10,000,000.

     To the extent that an award is settled in cash or a form other than shares, the shares that would have been delivered had there been no such cash or other settlement will not be counted against the shares available for issuance under the plan. In the event that shares are delivered in respect of a dividend equivalent, stock appreciation right, or other award, only the actual number of shares delivered with respect to the award will be counted against the share limits of the plan. Shares that are subject to or underlie awards which expire or for any reason are cancelled or terminated, are forfeited, fail to vest, or for any other reason are not paid or delivered under the Plan will again be available for subsequent awards under the plan. Shares that are exchanged by a participant or withheld by the company as full or partial payment in connection with any award under the 2003 Plan, the 1997 Plan, or the 1998 Plan, as well as any shares exchanged by a participant or withheld by the company to satisfy the tax withholding obligations related to any award under the 2003 Plan, the 1997 Plan, or the 1998 Plan, will be available for subsequent awards under the 2003 Plan. In addition, the 2003 Plan generally provides that shares issued in connection with awards that are granted by or become obligations of the company through the assumption of awards (or in substitution for awards) in connection with an acquisition of another company will not count against the shares available for issuance under the 2003 Plan.

     Types of Awards. The 2003 Plan authorizes stock options, stock appreciation rights, and other forms of awards granted or denominated in Apria common stock or units of Apria common stock, as well as cash bonus awards pursuant to Section 5.2 of the 2003 Plan. The 2003 Plan retains flexibility to offer competitive incentives and to tailor benefits to specific needs and circumstances. Any award may be paid or settled in cash.

     A stock option is the right to purchase shares of Apria common stock at a future date at a specified price per share (the “exercise price”). The per share exercise price of an option generally may not be less than the fair market value of a share of Apria common stock on the date of grant. The maximum term of an option is ten years from the date of grant. An option may either be an incentive stock option or a nonqualified stock option. Incentive stock option benefits are taxed differently from nonqualified stock options, as described under “U.S. Federal Income Tax Treatment of Awards Under the 2003 Performance Incentive Plan” below. Incentive stock options are also subject to more restrictive terms and are limited in amount by the U.S. Internal Revenue Code and the 2003 Plan. Incentive stock options may only be granted to employees of Apria or a subsidiary.

     A stock appreciation right is the right to receive payment of an amount equal to the excess of the fair market value of share of Apria common stock on the date of exercise of the stock appreciation right over the base price of the stock appreciation right. The base price will be established by the Administrator at the time of grant of the stock appreciation right and generally cannot be less than the fair market value of a share of Apria common stock on the date of grant. Stock appreciation rights may be granted in connection with other awards or independently. The maximum term of a stock appreciation right is ten years from the date of grant.

     The other types of awards that may be granted under the 2003 Plan include, without limitation, stock bonuses, restricted stock, performance stock, stock units, phantom stock, dividend equivalents, or similar rights to purchase or acquire shares, and cash awards granted consistent with Section 5.2 of the 2003 Plan as described below.

     Performance-Based Awards. The Administrator may grant awards that are intended to be performance-based awards within the meaning of Section 162(m) of the U.S. Internal Revenue Code (“Performance-Based Awards”). Performance-Based Awards are in addition to any of the other types of awards that may be granted under the 2003 Plan (including options and stock appreciation rights which may also qualify as performance-based awards for Section 162(m) purposes). Performance-Based Awards may be in the form of restricted stock, performance stock, phantom stock, other rights, or cash bonus opportunities.

     The vesting or payment of Performance-Based Awards (other than options or stock appreciation rights) will depend on the absolute or relative performance of Apria on a consolidated, subsidiary, segment, division, or business unit basis. The Administrator will establish the criterion or criteria and target(s) on which performance will be measured. The Administrator must establish criteria and targets in advance of applicable deadlines under the U.S. Internal Revenue Code and while the attainment of the performance targets remains substantially uncertain. The criteria that the Administrator may use for this purpose will include one or more of the following: earnings per share, cash flow (which means cash and cash equivalents derived from either net cash flow from operations or net cash flow from operations, financing and investing activities), total stockholder return, net revenue, revenue growth, operating income (before or after taxes), earnings (before or after interest, taxes, depreciation and/or amortization), return on equity or on assets or on net investment, cost containment or reduction, days sales outstanding (which is obtained by dividing accounts receivable, less allowance for doubtful accounts, by the 90-day rolling average of net revenue) or any combination thereof. The performance measurement period with respect to an award may range from three months to ten years. Performance targets will be adjusted to mitigate the unbudgeted impact of material, unusual or nonrecurring gains and losses, accounting changes or other extraordinary events not foreseen at the time the targets were set unless the Administrator provides otherwise at the time of establishing the targets.

     Performance-Based Awards may be paid in stock or in cash (in either case, subject to the limits described under the heading “Authorized Shares; Limits on Awards” above). Before any Performance-Based Award (other than an option or stock appreciation right) is paid, the Administrator must certify that the performance target or targets have been satisfied. The Administrator has discretion to determine the performance target or targets and any other restrictions or other limitations of Performance-Based Awards and may reserve discretion to reduce payments below maximum award limits.

     Deferrals. The Administrator may provide for the deferred payment of awards, and may determine the other terms applicable to deferrals. The Administrator may provide that deferred settlements include the payment or crediting of interest or other earnings on the deferred amounts, or the payment or crediting of dividend equivalents where the deferred amounts are denominated in shares.

     Acceleration of Awards; Possible Early Termination of Awards. Generally, and subject to limited exceptions set forth in the 2003 Plan, if any person acquires more than 20% of the outstanding common stock or combined voting power of Apria, if certain changes in a majority of the Board occur over a period of not longer than two years, if stockholders prior to a transaction do not continue to own more than 50% of the voting securities of Apria (or its successor or a parent) following a reorganization, merger, statutory share exchange or consolidation or similar corporate transaction involving Apria or any of its subsidiaries, a sale or other disposition of all or substantially all of Apria’s assets or the acquisition of assets or stock of another entity by Apria or any of its subsidiaries, or if Apria is dissolved or liquidated, then awards then-outstanding under the 2003 Plan may become fully vested or paid, as applicable, and may terminate or be terminated in such circumstances. The Administrator also has the discretion to establish other change in control provisions with respect to awards granted under the 2003 Plan. For example, the Administrator could provide for the acceleration of vesting or payment of an award in connection with a change in control event that is not described above and provide that any such acceleration shall be automatic upon the occurrence of any such event.

     Transfer Restrictions. Subject to certain exceptions contained in Section 5.7 of the 2003 Plan, awards under the 2003 Plan are not transferable by the recipient other than by will or the laws of descent and distribution and are generally exercisable, during the recipient’s lifetime, only by the recipient. Any amounts payable or shares issuable pursuant to an award will be paid only to the recipient or the recipient’s beneficiary or representative.

     Adjustments. As is customary in incentive plans of this nature, each share limit and the number and kind of shares available under the 2003 Plan and any outstanding awards, as well as the exercise or purchase prices of awards, and performance targets under certain types of performance-based awards, are subject to adjustment in the event of certain reorganizations, mergers, combinations, recapitalizations, stock splits, stock dividends, or other similar events that change the number or kind of shares outstanding, and extraordinary dividends or distributions of property to the stockholders.

     No Limit on Other Authority. Except as expressly provided with respect to the 1997 Plan and the 1998 Plan, the 2003 Plan does not limit the authority of the Board or any committee to grant awards or authorize any other compensation, with or without reference to Apria’s common stock, under any other plan or authority.

     Termination of or Changes to the 2003 Plan. The Board may amend or terminate the 2003 Plan at any time and in any manner. Stockholder approval for an amendment will be required only to the extent then required by applicable law or any applicable listing agency or required under Sections 162, 422 or 424 of the U.S. Internal Revenue Code to preserve the intended tax consequences of the plan. For example, stockholder approval will be required for any amendment that proposes to increase the maximum number of shares that may be delivered with respect to awards granted under the 2003 Plan. (Adjustments as a result of stock splits or similar events will not, however, be considered an amendment requiring stockholder approval.) Unless terminated earlier by the Board, the authority to grant new awards under the 2003 Plan will terminate on June 4, 2013. Outstanding awards, as well as the Administrator’s authority with respect thereto, generally will continue following the expiration or termination of the plan. Generally speaking, outstanding awards may be amended by the Administrator (except for a repricing), but the consent of the award holder is required if the amendment (or any plan amendment) materially and adversely affects the holder.

U.S. Federal Income Tax Treatment of Awards
Under the 2003 Performance Incentive Plan

     The U.S. federal income tax consequences of the 2003 Plan under current federal law, which is subject to change, are summarized in the following discussion of the general tax principles applicable to the 2003 Plan. This summary is not intended to be exhaustive and, among other considerations, does not describe state, local, or international tax consequences.

     With respect to nonqualified stock options, the company is generally entitled to deduct and the optionee recognizes taxable income in an amount equal to the difference between the option exercise price and the fair market value of the shares at the time of exercise. With respect to incentive stock options, the company is generally not entitled to a deduction nor does the participant recognize income at the time of exercise, although the optionee may be subject to U.S. federal alternative minimum tax.

     The current federal income tax consequences of other awards authorized under the 2003 Plan generally follow certain basic patterns: stock appreciation rights are taxed and deductible in substantially the same manner as nonqualified stock options; nontransferable restricted stock subject to a substantial risk of forfeiture results in income recognition equal to the excess of the fair market value over the price paid (if any) only at the time the restrictions lapse (unless the recipient elects to accelerate recognition as of the date of grant); bonuses, cash and stock-based performance awards, dividend equivalents and other types of awards are generally subject to tax at the time of payment. Compensation otherwise effectively deferred is taxed when paid. In each of the foregoing cases, the company will generally have a corresponding deduction at the time the participant recognizes income.

     If an award is accelerated under the 2003 Plan in connection with a change in control (as this term is used under the U.S. Internal Revenue Code), the company may not be permitted to deduct the portion of the compensation attributable to the acceleration (“parachute payments”) if it exceeds certain threshold limits under the U.S. Internal Revenue Code (and certain related excise taxes may be triggered). Furthermore, the aggregate compensation in excess of $1,000,000 attributable to awards that are not “performance-based” within the meaning of Section 162(m) of the U.S. Internal Revenue Code may not be permitted to be deducted by the company in certain circumstances.

Specific Benefits Under the 2003 Performance Incentive Plan

     The company has not approved any awards under the 2003 Plan that are conditioned upon stockholder approval of the 2003 Plan and, except as described below, is not currently considering any specific award grants under the 2003 Plan. If the 2003 Plan had been in existence during 2002, the company expects that award grants would not have been substantially different from those actually made under the 1997 Plan and the 1998 Plan. For information regarding awards granted to our Directors and executive officers in fiscal 2002, see the material under the headings “Information Regarding the Board of Directors” above and “Executive Compensation and Other Information” below.

     It is expected that the Board will grant stock options to non-employee Directors who are elected or re-elected, as the case may be, as Directors at the annual meeting. These grants will be made under the 2003 Plan if the 2003 Plan is approved by stockholders; otherwise, the grants will be made under the 1997 Plan. While it is generally expected that these grants will be comparable to the 2002 stock option grants to non-employee Directors referred to under the heading “Information Regarding the Board of Directors” above, the grants are discretionary in nature and the Board has not yet considered any specific future awards or award grant levels. There are currently eight non-employee Directors serving on the Board.

     The closing market price for a share of Apria’s common stock as of May 30, 2003 was $24.13 per share.

Equity Compensation Plans

     Apria currently maintains the following compensation plans under which Apria’s equity securities are authorized for issuance:

•	1997 Stock Incentive Plan

•	1998 Stock Incentive Plan

     The 1997 Plan has been approved by our stockholders.

     The 1998 Plan has not been approved by our stockholders. The 1998 Plan was approved by the Board of Directors on December 15, 1998 and became effective as of that date. The 1998 Plan authorizes the issuance of 1,000,000 shares of common stock plus, in each year commencing in 2000, 1% of the number of shares of common stock outstanding as of the preceding December 31. The 1998 Plan provides for the grant of stock options, restricted stock awards, performance share awards, stock appreciation rights and stock bonuses. The maximum number of shares subject to options and stock appreciation rights that are granted during any calendar year to any individual is limited to 200,000 shares and for non-employee Directors is limited to 30,000 shares. Persons eligible to receive awards under the 1998 Plan include Directors, key employees and others who provide valuable bona fide services to the company or its subsidiaries. The Compensation Committee administers the 1998 Plan and establishes the option exercise price with respect to options.

     As noted previously, the company’s ability to grant additional awards under the 1997 and 1998 Plans will terminate if stockholders approve the 2003 Plan. However, any awards then outstanding under those plans will continue in effect.

Shares Available For Future Award Grants

     The following table sets forth, for each of these plans, the number of shares of Apria’s common stock subject to outstanding options, the weighted-average exercise price of outstanding options, and the number of shares remaining available for future award grants as of December 31, 2002:

			Number of Shares of
			Apria Common Stock
	Number of Shares of		Remaining Available
	Apria Common Stock		for Future Issuance
	to be Issued Upon	Weighted Average	(excluding shares
	Exercise of	Exercise Price of	reflected in the
Plan Category	Outstanding Options	Outstanding Options	first column)

Equity compensation plans approved by stockholders	3,883,333	$21.16	1,603,900 (1)
Equity compensation plans not approved by stockholders	684,301	$20.28	1,509,981 (2)

Totals	4,567,634	$21.03	3,113,881

          (1)     The shares available under the 1997 Plan are, subject to certain other limits of the 1997 Plan, generally available for any type of award authorized under the 1997 Plan including options, stock appreciation rights, restricted stock, performance shares and stock bonuses. Effective on the first day of each year during the remaining term of the 1997 Plan (which is scheduled to expire in 2007), an additional number of shares of Apria common stock, equal to one percent (1%) of the total number of issued and outstanding shares of Apria common stock as of December 31 of the preceding calendar year, will become available for award grant purposes under the 1997 Plan. No new awards will be granted under the 1997 Plan, however, if stockholders approve the 2003 Plan as described above.

          (2)     The shares available under the 1998 Plan are, subject to certain other limits of the 1998 Plan, generally available for any type of award authorized under the 1998 Plan including options, stock appreciation rights, restricted stock, performance shares and stock bonuses. Effective on the first day of each year during the remaining term of the 1998 Plan (which is scheduled to expire in 2008), an additional number of shares of Apria common stock, equal to one percent (1%) of the total number of issued and outstanding shares of Apria common stock as of December 31 of the preceding calendar year, will become available for award grant purposes under the 1998 Plan. No new awards will be granted under the 1998 Plan, however, if stockholders approve the 2003 Plan as described above.

Recommendation of Approval for the 2003 Performance Incentive Plan

     The Board of Directors believes that the adoption of the 2003 Plan will promote the interests of Apria and its stockholders and will help the company continue to be able to attract, retain, and reward persons important to the company’s success.

     All members of the Board of Directors are eligible to receive awards under the 2003 Plan and thus have a personal interest in the approval of the 2003 Plan.

     Approval of the 2003 Plan requires the affirmative vote of a majority of the votes cast in person or by proxy at the annual meeting, and entitled to vote on this Proposal, provided that the total vote cast on this Proposal represents over 50% in interest of all securities entitled to vote on this Proposal. An abstention with respect to the Proposal is treated as a vote cast for the purpose of determining the total votes cast for the Proposal, but does not constitute a vote “for” the Proposal. Therefore, an abstention has the effect of a vote “against” the Proposal. Broker non-votes on the matter are not treated as entitled to vote and thus do not count at all except to determine whether there is a quorum.

     The Board of Directors has unanimously approved and recommends that you vote “FOR” the 2003 Plan as described above and set forth in Exhibit C hereto.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Summary of Executive Compensation

     The following table sets forth all compensation for the 2002, 2001, and 2000 fiscal years paid to or earned by Apria’s Chief Executive Officer and the three other executive officers of the company who were serving in such capacity as of December 31, 2002, as well as George J. Suda, Michael J. Keenan and Philip L. Carter.

Summary Compensation Table

		Annual Compensation		Long-term Compensation (1)

				Options		LTIP	All Other
		Salary(2)	Bonus	Granted		Payouts(3)	Compensation
Name	Year	($)	($)	(#)		($)	($)

Lawrence M Higby	2002	593,716	600,000	100,000		—	2,831,619	(6)
President and Chief Executive	2001	463,010	460,000	300,000	(5)	—	3,313	(7)
Officer (4)	2000	443,553	285,224	40,000	(5)	440,000	3,330	(7)
Lawrence A Mastrovich	2002	250,686	375,000	200,000		—	144,764	(10)
Chief Operating Officer (8)	2001	184,003	—	75,000	(5)(9)	—	1,952,782	(11)
	2000	196,675	123,165	30,000	(5)	190,000	115,685	(12)
James E Baker	2002	228,340	225,000	15,000	(5)	—	5,500	(7)
Chief Financial Officer	2001	164,191	111,563	50,000		—	229,874	(13)
	2000	150,243	29,847	10,000	(5)	—	452,391	(14)
Anthony S Domenico	2002	225,646	225,000	20,000	(5)	—	11,158	(16)
Executive Vice President,	2001	57,425	—	75,000		—	—
Sales (15)	2000	—	—	—		—	—
Michael J. Keenan	2002	227,893	209,700	20,000	(5)	—	751,226	(18)
Executive Vice President,	2001	205,725	163,795	40,000	(5)	—	3,313	(7)
Business Operations (17)	2000	184,880	—	15,000	(5)	178,880	442,892	(19)
George J. Suda	2002	252,504	250,000	20,000	(5)	—	750,519	(21)
Executive Vice President,	2001	233,024	230,000	75,000	(5)	—	3,313	(7)
Information Services (20)	2000	218,186	136,130	20,000	(5)	210,061	3,330	(7)
Philip L. Carter	2002	253,170	—	—		—	16,550,470	(23)
Chief Executive Officer (22)	2001	691,916	680,000	500,000	(5)	—	3,313	(7)
	2000	661,538	421,354	75,000	(5)	680,000	3,330	(7)

(1)	Apria has not issued stock appreciation rights or restricted stock awards.

(2)	These amounts include an automobile allowance which is paid as salary. Salary is paid on the basis of bi-weekly pay periods, with payment for each period being made during the week following its termination. Due to the fact that some years contain payment dates for pay periods which begin or end in other years, amounts reported as salary paid for a particular year may vary slightly from the actual amounts of the salaries of the executive officers listed above.

(3)	Payments under a two-year incentive plan adopted by the Board of Directors in December 1998. Includes payments made in 2001 but allocable to the 1999-2000 period covered by the plan.

(4)	Mr. Higby was appointed Chief Executive Officer upon the resignation of Philip L. Carter on February 12, 2002. Prior to that time he had served as the company’s Chief Operating Officer since 1997.

(5)	Option grant for 2000 approved by the company’s Board of Directors in October 1999 but not effective and not fixed as to price until January 3, 2000. Option grant for 2001 approved by the company’s Board of Directors in October 2000 but not effective and not fixed as to price until January 2, 2001. Option grant for 2002 approved by the company’s Board of Directors in October 2001, but not effective and not fixed as to price until January 2, 2002.

(6)	$5,500 annual contribution by Apria to the company’s 401(k) Savings Plan in the name of the individual and $2,826,119 in net proceeds from the exercise of employee stock options.

(7)	Annual contribution by Apria to the company’s 401(k) Savings Plan in the name of the individual.

(8)	Mr. Mastrovich served as an Executive Vice President for the company during 2000 and 2001 until his resignation on August 8, 2001. Thereafter, he was hired as the company’s Chief Operating Officer effective April 4, 2002.

(9)	Options cancelled prior to vesting when Mr. Mastrovich left Apria in August 2001.

(10)	$2,134 annual contribution by Apria to the company’s 401(k) Savings Plan in the name of the individual and $142,630 relocation assistance payment.

(11)	$1,952,782 in value realized from the exercise of employee stock options.

(12)	$4,285 annual contribution by Apria to the company’s 401(k) Savings Plan in the name of the individual and $111,400 in net proceeds from the exercise of employee stock options.

(13)	$4,182 annual contribution by Apria to the company’s 401(k) Savings Plan in the name of the individual and $225,692 in value realized from the exercise of employee stock options.

(14)	$3,330 annual contribution by Apria to the company’s 401(k) Savings Plan in the name of the individual and $449,061 in value realized from the exercise of employee stock options.

(15)	Mr. Domenico was hired as the company’s Executive Vice President, Sales, in August, 2001.

(16)	$5,500 annual contribution by Apria to the company’s 401(k) Savings Plan in the name of the individual and $5,658 relocation assistance payment.

(17)	Effective July 18, 2002, Mr. Keenan’s position was reclassified by the Board of Directors so that he is no longer deemed to be an “executive officer” for Securities and Exchange Commission reporting purposes.

(18)	$5,500 annual contribution by Apria to the company’s 401(k) Savings Plan in the name of the individual and $745,726 in net proceeds from the exercise of employee stock options.

(19)	$3,330 annual contribution by Apria to the company’s 401(k) Savings Plan in the name of the individual and $439,562 in value realized from the exercise of employee stock options.

(20)	Effective July 18, 2002, Mr. Suda’s position was reclassified by the Board of Directors so that he is no longer deemed to be an “executive officer” for Securities and Exchange Commission reporting purposes.

(21)	$5,500 annual contribution by Apria to the company’s 401(k) Savings Plan in the name of the individual and $745,019 in net proceeds from the exercise of employee stock options.

(22)	Mr. Carter resigned from the company on February 12, 2002.

(23)	$12,729,973 in net proceeds from the exercise of employee stock options, $2,667,687 in payments under an Employment Agreement between Mr. Carter and the company and $1,152,810 in payments under a Non-competition Agreement between Mr. Carter and the company.

Summary of Option Grants

     The following table provides information with respect to grants of options in 2002 to Apria’s Chief Executive Officer and the three other executive officers of the company who were serving in such capacity as of December 31, 2002, as well as Michael J. Keenan, George J. Suda and Philip L. Carter. These amounts and calculations include options approved in 2001 which did not become effective until January 1, 2002, but do not include options approved in 2002 which did not become effective until 2003.

Option Grants Table

					Potential Realizable
	Number of				Value at Accrual Rate
	Securities	% of Total		Expiration	of Stock Appreciation
	Underlying	Options Granted		Date of	for Option Term ($)
	Options	to Employees in	Exercise	Options
Name	Granted	Fiscal Year	Price ($)	Granted	5%	10%

Lawrence M. Higby	100,000	7.1%	22.70	3/08/12	1,427,591	3,617,795
Lawrence A. Mastrovich	200,000	14.1%	24.18	4/03/12	3,041,334	7,707,339
James E. Baker	15,000	1.1%	24.01	1/02/12	226,496	573,986
Anthony S. Domenico	20,000	1.4%	24.01	1/02/12	301,995	765,315
Michael J. Keenan	20,000	1.4%	24.01	1/02/12	301,995	765,315
George J. Suda	20,000	1.4%	24.01	1/02/12	301,995	765,315
Philip L. Carter	—	—	—	—	—	—

Summary of Options Exercised

     The following table provides information with respect to the exercise of stock options during the 2002 fiscal year by Apria’s Chief Executive Officer and the three other executive officers of the company who were serving in such capacity as of December 31, 2002, as well as by Michael J. Keenan, George J. Suda and Philip L. Carter, together with the fiscal year-end value of unexercised options.

Aggregate Option Exercises in Last Fiscal Year and Fiscal Year-End Option Value

Number of Securities
			Underlying Unexercised	Value of Unexercised In-
			Options at	The-Money Options at
	Shares		Fiscal Year-End	Fiscal Year-End(1)
	Acquired on	Value
	Exercise	Realized	Exercisable/Unexercisable	Exercisable/Unexercisable

Name	(#)	($)	(#) / (#)	($) / ($)

Lawrence M. Higby	190,000	2,826,119	331,666/368,334	1,956,596/372,279
Lawrence A. Mastrovich	—	—	—/200,000	—/—
James E. Baker	—	—	25,799/51,668	123,931/65,013
Anthony S. Domenico	—	—	25,000/70,000	—/—
Michael J. Keenan	45,000	745,726	26,633/51,667	69,080/26,512
George J. Suda	53,333	745,019	25,000/76,667	—/35,352
Philip L. Carter	800,000	12,729,973	—/—	—/—

Market value of the securities underlying the options at year-end, minus the exercise or base price of “in-the-money” options. The market value of a share of Apria’s common stock at the close of trading on the last trading day of 2002 (December 31) was $22.24.

Compensation Committee Interlocks and Insider Participation

     During 2002, no member of the Compensation Committee was either an officer or an employee of the company.

EMPLOYMENT AND SEVERANCE AGREEMENTS

     Apria has employment agreements, nondisclosure/noncompetition agreements and/or severance agreements with the following executive officers and other persons listed in the Summary Compensation Table.

     Lawrence M. Higby. Pursuant to an Amended and Restated Employment Agreement which became effective February 12, 2002, Mr. Higby serves as Apria’s President and Chief Executive Officer. The Agreement provides that Mr. Higby is to receive an annual salary of $600,000, subject to increases at the discretion of the company’s Board of Directors or its Compensation Committee. Mr. Higby’s annual salary is $700,000. Mr. Higby is also entitled to participate in Apria’s annual bonus, incentive, 401(k) and other benefit programs generally available to executive officers of the company. The agreement also provides for (i) reasonable access to accountants for personal financial planning, (ii) an automobile allowance, (iii) reimbursement of certain other expenses and (iv) an indemnification of Mr. Higby on an after-tax basis in the event he incurs an excise tax under Section 4999 of the Internal Revenue Code.

     The company also has entered into a Nondisclosure and Noncompetition Agreement with Mr. Higby pursuant to which, if the company terminates Mr. Higby’s employment without cause, or if he terminates his employment with good reason (including upon a change in control), Mr. Higby shall be entitled to receive cash payments in exchange for the performance of certain agreements pertaining to nondisclosure and noncompetition following the termination. Payments under the Nondisclosure and Noncompetition Agreement are required to be made in 52 equal weekly installments following the termination, and shall equal, in the aggregate, three times the sum of (i) his annual salary, (ii) the average of his two most recent annual bonuses, (iii) his annual car allowance, and (iv) an additional amount equal to the average annual cost for company employees of obtaining certain post-employment medical insurance. The company shall be required to provide an office and secretarial support at a cost not to exceed $50,000 during the year following such a termination. In addition, the 150,000 share stock option grant issued to Mr. Higby in January 1998 will remain exercisable for a period of three years following such termination.

     Lawrence A. Mastrovich. Pursuant to an Employment Agreement dated April 4, 2002, Mr. Mastrovich serves as the company’s Chief Operating Officer. The Agreement initially has a two-year term that is extended one day for each day of Mr. Mastrovich’s employment during its term. The Agreement may be terminated at any time by the company or by Mr. Mastrovich. The Agreement provides that Mr. Mastrovich’s salary shall be at least $375,000. Mr. Mastrovich’s annual salary is $450,000. Mr. Mastrovich is entitled to participate in Apria’s annual bonus, incentive, 401(k) and other benefit programs generally available to executive officers of the company. He is also entitled to receive reimbursement of certain other expenses at the company’s discretion. If the company terminates Mr. Mastrovich’s employment without cause, or if he terminates his employment with good reason, Mr. Mastrovich shall receive a lump sum payment equal to his annual salary and car allowance that would have been payable through the remaining two-year term of the agreement, plus two times the sum of (i) the average of his two most recent annual bonuses and (ii) the average annual cost for company employees of obtaining certain post-employment medical insurance. The Agreement also contains provisions designed to indemnify Mr. Mastrovich on an after-tax basis in the event he incurs an excise tax under Section 4999 of the Internal Revenue Code.

     James E. Baker. In June 1997, Mr. Baker entered into an executive severance agreement with the company. Pursuant to that agreement, Mr. Baker serves in a position and undertakes duties at Apria’s discretion. Currently, Mr. Baker serves as Apria’s Chief Financial Officer. The agreement provides that Mr. Baker’s salary shall be at the company’s discretion. His annual salary is $239,000. Mr. Baker is entitled to participate in Apria’s stock option plans and all other benefit programs generally available to executive officers of the company at the company’s discretion. He is also entitled to bonuses in accordance with the bonus plans from time to time in effect for Apria’s executives and reimbursement of certain expenses at the company’s discretion. If the company terminates his employment without cause, or if he terminates his employment with good reason, Mr. Baker is entitled to receive severance pay equal to the sum of (i) his annual salary, (ii) the average of his two most recent annual bonuses, (iii) his annual car allowance and (iv) an additional amount equal to the average annual cost for company employees of obtaining certain post-employment medical insurance. However, in the event that such termination occurs during the two-year period following a change in control, Mr. Baker is entitled to receive severance pay equal to two times that amount. Such payments shall be payable in periodic installments over one or two years, as applicable.

     Anthony S. Domenico. In May 2002, Mr. Domenico entered into an executive severance agreement with the company. A recent amendment to that agreement became effective March 18, 2003. Pursuant to that agreement, Mr. Domenico serves in a position and undertakes duties at Apria’s discretion. Currently, Mr. Domenico serves as Apria’s Executive Vice President, Sales. The agreement provides that Mr. Domenico’s salary shall be at the company’s discretion. His annual salary is $250,000. Mr. Domenico is entitled to participate in Apria’s stock option plans and all other benefit programs generally available to executive officers of the company at the company’s discretion. He is also entitled to bonuses in accordance with the bonus plans from time to time in effect for Apria’s executives and reimbursement of certain expenses at the company’s discretion. If the company terminates his employment without cause, or if he terminates his employment with good reason, Mr. Domenico is entitled to receive severance pay equal to two times the sum of (i) his annual salary, (ii) the average of his two most recent annual bonuses, (iii) his annual car allowance and (iv) an additional amount equal to the average annual cost for company employees of obtaining certain post-employment medical insurance. Such payments shall be payable in periodic installments over two years.

     Michael J. Keenan. In June 1997, Mr. Keenan entered into an executive severance agreement with the company. Pursuant to that agreement, Mr. Keenan serves in a position and undertakes duties at Apria’s discretion. Currently, Mr. Keenan serves as Apria’s Executive Vice President, Business Operations. The agreement provides that Mr. Keenan’s salary shall be at the company’s discretion. His annual salary is $235,000. Mr. Keenan is entitled to participate in Apria’s stock option plans and all other benefit programs generally available to executive officers of the company at the company’s discretion. He is also entitled to bonuses in accordance with the bonus plans from time to time in effect for Apria’s executives and reimbursement of certain expenses at the company’s discretion. If the company terminates his employment without cause, or if he terminates his employment with good reason, Mr. Keenan is entitled to receive severance pay equal to the sum of (i) his annual salary, (ii) the average of his two most recent annual bonuses, (iii) his annual car allowance and (iv) an additional amount equal to the average annual cost for company employees of obtaining certain post-employment medical insurance. Such payments shall be payable in periodic installments over one year.

     George J. Suda. In March 2000, Mr. Suda entered into an executive severance agreement with the company. Pursuant to that agreement, Mr. Suda serves in a position and undertakes duties at the company’s discretion. Currently, Mr. Suda serves as Apria’s Executive Vice President, Information Services. The agreement provides that Mr. Suda’s salary shall be at the company’s discretion. His annual salary is $280,000. Mr. Suda is entitled to participate in Apria’s stock option plans and all other benefit programs generally available to executive officers of the company at the company’s discretion. He is also entitled to receive bonuses in accordance with the bonus plans from time to time in effect for Apria’s executives and reimbursement of certain expenses at the company’s discretion. If Apria terminates his employment without cause, or if he terminates his employment with good reason (including upon a change in control), Mr. Suda is entitled to a lump sum payment equal to two times the sum of (i) his annual salary, (ii) the average of his two most recent annual bonuses, (iii) his annual car allowance and (iv) an additional amount equal to the average annual cost for company employees of obtaining certain post-employment medical insurance. The Agreement also contains provisions designed to indemnify Mr. Suda on an after-tax basis in the event he incurs an excise tax under Section 4999 of the Internal Revenue Code.

     Philip L. Carter. Mr. Carter resigned as Apria’s Chief Executive Officer February 12, 2002. Pursuant to a Resignation and General Release Agreement which became effective February 12, 2002, Mr. Carter received two payments during February in the respective amounts of $61,333 and $2,606,354. Mr. Carter has also received $1,303,177 under the terms of a Nondisclosure and Noncompetition Agreement pursuant to which Mr. Carter was entitled to receive cash payments in exchange for the performance of certain agreements pertaining to nondisclosure and noncompetition following his resignation. The relevant agreements also contain provisions designed to indemnify Mr. Carter on an after-tax basis in the event he incurs an excise tax under Section 4999 of the Internal Revenue Code.

PERFORMANCE GRAPH

     The following graph shows the changes over the last five-year period in the value of $100 invested in (i) the common stock of Apria, (ii) the S&P 500 Stock Index, and (iii) the Peer Group Index (1). The value of each investment is based on share price appreciation, with reinvestment of all dividends. The investments are assumed to have occurred at the beginning of the period presented.

Comparison of Five Year Cumulative Total Return
Among Apria Healthcare Group Inc.,
The S&P 500 Index and the Peer Group Index

	12/97	12/98	12/99	12/00	12/01	12/02

Apria Healthcare Group Inc.	100	66.51	133.49	221.40	185.97	165.51
S & P 500	100	128.58	155.64	141.46	124.65	97.10
Peer Group	100	113.36	95.72	154.71	164.19	171.71

(1)	The Peer Group Index is based on the cumulative total returns of the following companies: Coram Healthcare Corporation, Lincare Holdings, Inc., Optioncare, Inc., and American Homepatient, Inc. In 1997, Rotech Medical Corporation was also included in the Peer Group Index.

     It should be noted that this graph represents historical stock price performance and is not necessarily indicative of any future stock price performance.

     The foregoing report of the Compensation Committee of the Board of Directors regarding compensation and the performance graph that appears immediately after such report shall not be deemed to be soliciting material or to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, or the Exchange Act, or incorporated by reference in any document so filed.

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT BY CERTAIN COMPANY AFFILIATES

     Section 16(a) of the Securities Exchange Act of 1934 requires the company’s Directors and officers, and persons who own more than 10% of a registered class of the company’s equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission and The New York Stock Exchange, Inc. Directors, officers, and greater than 10% stockholders are required by the Securities and Exchange Commission to furnish the company with copies of the reports they file.

     Based solely on its review of the copies of such reports and written representations from certain reporting persons that certain reports were not required to be filed by such persons, the company believes that all of its Directors, officers and greater than 10% beneficial owners complied with all filing requirements applicable to them with respect to transactions during the 2002 fiscal year.

INFORMATION REGARDING THE INDEPENDENT AUDITORS OF THE COMPANY

Independent Auditors

     Deloitte & Touche LLP have been retained as the company’s independent auditors for the 2003 fiscal year. A representative of Deloitte & Touche LLP will be present at the annual meeting, may make a statement and will be available to answer appropriate questions.

Audit Fees

     The aggregate amount of fees billed by Deloitte & Touche LLP for professional services rendered for the audit of the company’s 2002 annual financial statements and the review of financial statements included in the Forms 10-Q filed for 2002 was $736,356.

Financial Information Systems Design and Implementation Fees

     Deloitte & Touche LLP performed no financial systems design and implementation services for which it billed during 2002.

All Other Fees

     The aggregate amount of fees billed by Deloitte & Touche LLP for all other services rendered for 2002 was $103,762.

Independence

     The Audit Committee of the Board of Directors does not believe the fees billed by Deloitte & Touche LLP for nonaudit services during 2002 are incompatible with maintaining the auditors’ independence.

ANNUAL REPORT

Availability of Annual Report and Treatment of Stockholders Sharing Same Address

     The company’s 2002 Annual Report containing audited financial statements for the fiscal years ended December 31, 2002 and 2001 accompanies this Proxy Statement. Unless the Company has received a contrary request from the affected stockholders, only one copy of this Proxy Statement and the Annual Report are being delivered to two or more stockholders sharing the same address. Upon written or oral request, Apria will send you, promptly and without charge, a copy of (i) its Annual Report on Form 10-K for the fiscal year ended December 31, 2002, which the company has filed with the Securities and Exchange Commission, (ii) this Proxy Statement, and (iii) its 2002 Annual Report to Stockholders. Copies of exhibits to the Annual Report on Form 10-K will also be provided upon written request and payment of a fee of $.25 per page plus postage.

     Two or more stockholders who share the same address and receive multiple copies of Apria’s Annual Report to Stockholders and/or this Proxy Statement may make a written or oral request to receive only one copy of the company’s Annual Report and/or Proxy Statement. Any and all such requests should be directed to the Investor Relations Department, at the address of the company set forth on the first page of this Proxy Statement, or may be made by telephone by calling (949) 639-2415.

PROPOSALS OF STOCKHOLDERS

     For stockholder proposals to be considered for inclusion in the proxy materials for Apria’s 2004 annual meeting of Stockholders under Securities and Exchange Commission Rule 14a-8, they must be received by the Secretary of the company no later than February 19, 2004. For a Director nomination made in compliance with the company’s Policy Regarding Alternative Director Nominations by Stockholders to be considered timely, it must be received by the Secretary of the company no later than April 21, 2004 and no earlier than February 20, 2004. All other proposals will be deemed untimely unless submitted not less than 60 nor more than 90 days prior to the 2004 annual meeting.

OTHER MATTERS

     At the time of the preparation of this Proxy Statement, the Board of Directors knows of no other matters which will be acted upon at the annual meeting. If any other matters are presented for action at the annual meeting or at any adjournment thereof, it is intended that the proxies will be voted with respect thereto in accordance with the best judgment and in the discretion of the proxy holders.

By Order of the Board of Directors,

Robert S. Holcombe
Executive Vice President, General Counsel
and Secretary

Lake Forest, California
June 11, 2003

DOCUMENTS INCORPORATED BY REFERENCE

Policy Regarding Alternative Director Nominations by Stockholders attached hereto as Exhibit A.

Apria Healthcare Group Inc. Audit Committee Charter attached hereto as Exhibit B.

Apria Healthcare Group Inc. 2003 Performance Incentive Plan attached hereto as Exhibit C.

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. STOCKHOLDERS ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE

EXHIBIT A

APRIA HEALTHCARE GROUP INC.
POLICY REGARDING ALTERNATIVE DIRECTOR NOMINATIONS BY STOCKHOLDERS

          1.     The Company will include in its annual meeting proxy statement information concerning up to two nominees submitted by any stockholder or group of stockholders in accordance with this policy. The form of proxy solicited by the Company will include the names of stockholder nominees, in addition to the nominees approved by the Board of Directors.

          2.     For inclusion in the Company’s proxy statement, a stockholder nomination must be submitted by one or more stockholders that have owned beneficially at least 5% of the Company’s common stock for two years or more, as of both the date the nomination is submitted and the record date for the annual meeting. Each stockholder or group of stockholders submitting nominations in accordance with this policy is referred to herein as a “Nominating Stockholder.” A stockholder may only participate in the nomination of two candidates.

          3.     The information included in the Company’s proxy statement concerning each stockholder nomination will be limited to that information concerning the candidate and the Nominating Stockholder required to be disclosed in accordance with the rules of the Securities and Exchange Commission (“SEC”). The Nominating Stockholder will be responsible for providing a written statement of such information at the time the nomination is submitted. Nominating Stockholders are responsible for any proxy solicitation activities in which they wish to engage, including compliance with applicable SEC rules.

          4.     Stockholder nominations must be submitted to the Secretary of the Company, in writing, not less than 90 nor more than 150 days prior to the first anniversary of the Company’s previous annual meeting. Each nomination must indicate the incumbent director for whose board seat the nomination is submitted. The Nominating Stockholder and each of its nominees must submit, with the nomination, a signed statement acknowledging that:

a)	each nominee, if elected, will represent all Company stockholders in accordance with applicable laws and the Company’s charter and by-laws;

b)	each nominee, if elected, will comply with the Company’s (i) Code of Ethical Business Conduct, (ii) Code of Business Conduct and Ethics for Members of the Board of Directors, (iii) Stock Ownership Requirements for Directors, (iv) Corporate Governance Guidelines, and (v) any other applicable rule, regulation, policy or standard of conduct applicable to the Board of Directors and its individual members; and

c)	the Nominating Stockholder will maintain beneficial ownership of at least 5% of the Company’s common stock through the date of the annual meeting at which the Nominating Stockholder’s nominee(s) will stand for election.

                   In addition, each nominee must submit a fully completed and signed Questionnaire for Directors and Officers on the Company’s standard form, and each Nominating Stockholder must agree that any form of proxy solicited by it will include, in addition to the name(s) of its nominee(s), the names of all other nominees appearing in the Company’s proxy statement.

          5.     Upon receipt of a Nominating Stockholder nomination, the Corporate Governance and Nominating Committee of the Board of Directors shall seek to communicate with the Nominating Stockholder for the purpose of discussing, among other things, the possibility of the Nominating Stockholder’s nominee(s) being included in the Company’s slate of director nominees.

          6.     Only two stockholder nominations will be included in the Company’s proxy statement for each board seat. If more than two such nominations are received by the Company for the same board position, the nominee(s) of the Nominating Stockholder(s) beneficially owning the most shares of the Company’s common stock will have priority.

Exhibit A - 1

          7.     Any Nominating Stockholder nominee who does not receive at least 25% of the votes cast in the related election of directors will be prohibited from serving as a Nominating Stockholder nominee for four years from the date of the annual meeting in question.

          8.     The Corporate Governance and Nominating Committee of the Board of Directors is authorized to adopt such rules and procedures as it deems appropriate for the purpose of implementing this policy and to determine any questions of interpretation that may arise hereunder.

Exhibit A - 2

EXHIBIT B

APRIA HEALTHCARE GROUP INC.
AUDIT COMMITTEE CHARTER

I.     Purpose. The Audit Committee is appointed by the Board to represent and assist the Board with the oversight of: (1) the integrity of the financial statements and internal controls of the Company, (2) the compliance by the Company with legal and regulatory requirements, (3) the outside auditor’s independence and qualifications, and (4) the performance of the Company’s internal audit function and external auditors. The Audit Committee also is responsible for overseeing the preparation of the report of the Audit Committee required by the rules of the Securities and Exchange Commission (“SEC”) to be included in the Company’s annual Proxy Statement.

II.     Members. The Audit Committee shall have at least three members, each of whom shall meet the independence requirements of the New York Stock Exchange, as determined by the Board. Each member of the Company’s Audit Committee must also be financially literate and at least one member must have accounting or related financial management expertise, as determined by the Board. The Board, after due consideration of the recommendation of the Corporate Governance and Nominating Committee, shall appoint the members of the Audit Committee and designate its chair.

III.     Duties and Responsibilities. The Audit Committee shall:

1.	Annually retain, evaluate and, if appropriate, terminate the Company’s outside auditor. The Audit Committee shall be directly responsible, in its capacity as a committee of the Board, for the appointment, compensation and oversight of the work of the outside auditor. The Audit Committee shall approve in advance audit engagement fees and the overall terms of services to be provided by the outside auditor. (By approving the audit engagement, an audit service within the scope of the engagement shall be deemed to have been pre-approved.)

2.	Pre-approve all permitted non-audit services to be performed by the outside auditor.

3.	Annually (a) obtain and review a report from the outside auditor describing any relationships that may adversely affect the auditor’s independence, and (b) consider the independence of the outside auditor, including considering whether the provision of non-audit services by the outside auditor is compatible with the auditor’s independence.

4.	Annually obtain and review a report by the outside auditor describing its own internal quality-control procedures, any material issues raised by its most recent quality-control review or peer review, and any inquiry or investigation by governmental or professional authorities respecting any of its audits within the past five years, together with any steps taken to deal with any such issues.

5.	Establish policies for the hiring of employees and former employees of the outside auditor.

6.	Discuss corporate policies with respect to earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies.

7.	Meet with management to review the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures.

8.	Review the annual audited and quarterly financial statements, including the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” with management and the outside auditor.

9.	Review from time to time (but in no event less often than annually) with the outside auditor and management, as appropriate:

EXHIBIT B - 1

a.	Significant financial reporting issues and judgments identified by them and made in connection with the preparation of the Company’s financial statements;

b.	Major issues identified by them regarding the Company’s accounting and auditing principles and practices, including critical accounting policies, and major changes in auditing and accounting principles and practices suggested by the outside auditor, internal auditor or management;

c.	Matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit;

d.	Audit problems or difficulties encountered and raised by the outside auditor in the course of the audit work and reported by the outside auditor to the Audit Committee, including restrictions on the scope of activities or access to required personnel or information, and disagreements with management; and

e.	Principles of accounting proposed or promulgated by regulatory accounting authorities and brought to the attention of the Audit Committee.

10.	Recommend to the Board, based on the review described in paragraphs 3, 8 and 9 above, whether the financial statements should be included in the annual report on Form 10-K.

11.	Review the scope and results of the internal audit program, including the internal audit department’s responsibilities, budget and staffing as reported by the internal auditor.

12.	Meet with the Company’s General Counsel to review his reports on legal matters that he believes may have a material impact on the Company’s financial statements and any material reports or inquiries received by the Company from regulators or governmental agencies.

13.	Review the adequacy and effectiveness of the Company’s disclosure controls and procedures and the Company’s internal controls, including any significant deficiencies and significant changes in internal controls as reported to the Audit Committee by management and the internal auditor and outside auditor.

14.	Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and for employees to make confidential and anonymous submissions of concern regarding questionable accounting or auditing matters.

15.	Assess annually the Audit Committee’s performance of the duties specified in this Charter and the adequacy of this Charter, and recommend any proposed changes to the Board.

IV.          Outside Advisors. The Audit Committee shall have the authority to retain, compensate and terminate such outside advisors as it determines appropriate to assist the Committee in the performance of its functions.

V.          Meetings. The Audit Committee shall meet as it deems necessary or appropriate in its judgment, either in person or telephonically. The Audit Committee shall meet periodically with management, the General Counsel, the senior internal audit officer, and the outside auditor in separate executive sessions. The Audit Committee shall make regular reports to the Board with respect to its activities.

EXHIBIT B - 2

EXHIBIT C

APRIA HEALTHCARE GROUP INC.
2003 PERFORMANCE INCENTIVE PLAN

1. PURPOSE OF PLAN

The purpose of the Apria Healthcare Group Inc. 2003 Performance Incentive Plan (this “Plan”) is to promote the success of the Corporation and to increase stockholder value by providing an additional means through the grant of awards to attract, motivate, retain and reward selected employees and other eligible persons of the Company and to attract, motivate and retain experienced and knowledgeable independent Directors. As used herein, “Corporation” means Apria Healthcare Group Inc., a Delaware corporation; “Subsidiary” means any corporation or other entity a majority of whose outstanding voting stock or voting power is beneficially owned directly or indirectly by the Corporation; and “Company” means the Corporation and its Subsidiaries, collectively.

2. ELIGIBILITY

The Administrator (as such term is defined in Section 3.1) may grant awards under this Plan only to those persons that the Administrator determines to be Eligible Persons. An “Eligible Person” is any person who is either: (a) an officer (whether or not a Director) or employee of the Company; (b) a Director of the Company; or (c) an individual consultant or advisor who renders or has rendered bona fide services (other than services in connection with the offering or sale of securities of the Company in a capital-raising transaction or as a market maker or promoter of the Company’s securities) to the Company and who is selected to participate in this Plan by the Administrator; provided, however, that a person who is otherwise an Eligible Person under clause (c) above may participate in this Plan only if such participation would not adversely affect either the Corporation’s eligibility to use Form S-8 to register under the Securities Act of 1933, as amended (the “Securities Act”), the offering and sale of shares issuable under this Plan by the Company or the Corporation’s compliance with any other applicable laws. An Eligible Person who has been granted an award (a “participant”) may, if otherwise eligible, be granted additional awards if the Administrator shall so determine.

3. PLAN ADMINISTRATION

3.1 The Administrator. This Plan shall be administered by and all awards under this Plan shall be authorized by the Administrator. The “Administrator” means the Board of Directors of the Corporation (the “Board”) or one or more committees appointed by the Board or another committee (within its delegated authority) to administer all or certain aspects of this Plan. Any such committee shall be comprised solely of one or more Directors or such number of Directors as may be required under applicable law. A committee may delegate some or all of its authority to another committee so constituted. The Board or a committee comprised solely of Directors may also delegate, to the extent permitted by Section 157(c) of the Delaware General Corporation Law and any other applicable law, to one or more officers of the Corporation, its powers under this Plan (a) to designate the officers and employees of the Company who will receive grants of rights or options to purchase shares of Common Stock (as defined in Section 4.1), and (b) to determine the number of rights or options to be received by them, pursuant to a resolution that specifies the total number of rights or options that may be granted under the delegation, provided that no officer may be delegated the power to designate himself or herself as a recipient of such options or rights. The Board may delegate different levels of authority to different committees with administrative and grant authority under this Plan. Unless otherwise provided in the Bylaws of the Corporation or the applicable charter of any Administrator: (a) a majority of the members of the acting Administrator shall constitute a quorum, and (b) the vote of a majority of the members present assuming the presence of a quorum or the unanimous written consent of the members of the Administrator shall constitute action by the acting Administrator.

EXHIBIT C - 1

With respect to awards intended to satisfy the requirements for performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), this Plan shall be administered by a committee consisting solely of two or more outside Directors (as this requirement is applied under Section 162(m) of the Code); provided, however, that the failure to satisfy such requirement shall not affect the validity of the action of any committee otherwise duly authorized and acting in the matter. Award grants, and transactions in or involving awards, intended to be exempt under Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), must be duly and timely authorized by the Board or a committee consisting solely of two or more non-employee Directors (as this requirement is applied under Rule 16b-3 promulgated under the Exchange Act). To the extent required by any applicable listing agency, this Plan shall be administered by a committee composed entirely of independent Directors (within the meaning of the applicable listing agency).

3.2 Powers of the Administrator. Subject to the express provisions of this Plan, the Administrator is authorized and empowered to do all things necessary or desirable in connection with the authorization of awards and the administration of this Plan (in the case of a committee or delegation to one or more officers, within the authority delegated to that committee or person(s)), including, without limitation, the authority to:

(a)	determine eligibility and, from among those persons determined to be eligible, the particular Eligible Persons who will receive an award under this Plan;

(b)	grant awards to Eligible Persons, determine the price at which securities will be offered or awarded and the number of securities to be offered or awarded to any of such persons, determine the other specific terms and conditions of such awards consistent with the express limits of this Plan, establish the installments (if any) in which such awards shall become exercisable or shall vest (which may include, without limitation, performance and/or time-based schedules), or determine that no delayed exercisability or vesting is required, establish any applicable performance targets, and establish the events of termination or reversion of such awards;

(c)	approve the forms of award agreements (which need not be identical either as to type of award or among participants);

(d)	construe and interpret this Plan and any agreements defining the rights and obligations of the Company and participants under this Plan, further define the terms used in this Plan, and prescribe, amend and rescind rules and regulations relating to the administration of this Plan or the awards granted under this Plan;

(e)	cancel, modify, or waive the Corporation’s rights with respect to, or modify, discontinue, suspend, or terminate any or all outstanding awards, subject to any required consent under Section 8.6.5;

(f)	accelerate or extend the vesting or exercisability or extend the term of any or all such outstanding awards (in the case of options or stock appreciation rights, within the maximum ten-year term of such awards) in such circumstances as the Administrator may deem appropriate (including, without limitation, in connection with a termination of employment or services or other events of a personal nature) subject to any required consent under Section 8.6.5;

(g)	adjust the number of shares of Common Stock subject to any award, adjust the price of any or all outstanding awards or otherwise change previously imposed terms and conditions, in such circumstances as the Administrator may deem appropriate, in each case subject to Sections 4 and 8.6, and provided that in no case (except due to an adjustment contemplated by Section 7 or any repricing that may be approved by stockholders) shall such an adjustment constitute a repricing (by amendment, cancellation

EXHIBIT C - 2

and regrant, exchange or other means) of the per share exercise or base price of any option or stock appreciation right to a price that is less than the fair market value of a share (as adjusted pursuant to Section 7) on the date of the grant of the initial award;

(h)	determine the date of grant of an award, which may be a designated date after but not before the date of the Administrator’s action (unless otherwise designated by the Administrator, the date of grant of an award shall be the date upon which the Administrator took the action granting an award);

(i)	determine whether, and the extent to which, adjustments are required pursuant to Section 7 hereof and authorize the termination, conversion, substitution or succession of awards upon the occurrence of an event of the type described in Section 7;

(j)	acquire or settle (subject to Sections 7 and 8.6) rights under awards in cash, stock of equivalent value, or other consideration; and

(k)	determine the fair market value of the Common Stock or awards under this Plan from time to time and/or the manner in which such value will be determined.

3.3	Binding Determinations. Any action taken by, or inaction of, the Corporation, any Subsidiary, or the Administrator relating or pursuant to this Plan and within its authority hereunder or under applicable law shall be within the absolute discretion of that entity or body and shall be conclusive and binding upon all persons. Neither the Board nor any Board committee, nor any member thereof or person acting at the direction thereof, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with this Plan (or any award made under this Plan), and all such persons shall be entitled to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including, without limitation, attorneys’ fees) arising or resulting therefrom to the fullest extent permitted by law and/or under any Directors and officers liability insurance coverage that may be in effect from time to time.

3.4	Reliance on Experts. In making any determination or in taking or not taking any action under this Plan, the Board or a committee, as the case may be, may obtain and may rely upon the advice of experts, including employees and professional advisors to the Corporation. No Director, officer or agent of the Company shall be liable for any such action or determination taken or made or omitted in good faith.

3.5	Delegation. The Administrator may delegate ministerial, non-discretionary functions to individuals who are officers or employees of the Company or to third parties.

4.     SHARES OF COMMON STOCK SUBJECT TO THE PLAN; SHARE LIMITS

4.1	Shares Available. Subject to the provisions of Section 7.1, the capital stock that may be delivered under this Plan shall be shares of the Corporation’s authorized but unissued Common Stock and any shares of its Common Stock held as treasury shares. For purposes of this Plan, “Common Stock” shall mean the common stock of the Corporation and such other securities or property as may become the subject of awards under this Plan, or may become subject to such awards, pursuant to an adjustment made under Section 7.1.

4.2	Share Limits. The maximum number of shares of Common Stock that may be delivered pursuant to awards granted to Eligible Persons under this Plan (the “Share Limit”) is equal to the sum of (a) 6,500,000 shares, plus (b) the number of any shares subject to stock options granted under the Corporation’s 1997 Stock Incentive Plan (the “1997 Plan”) which expire, or for any reason are cancelled or terminated, after the Effective Date (as defined in Section 8.6.1) without being exercised, plus (c) the number of any shares subject to stock options granted under the

EXHIBIT C - 3

Corporation’s 1998 Nonqualified Stock Incentive Plan (the “1998 Plan”) which expire, or for any reason are cancelled or terminated, after the Effective Date (as defined in Section 8.6.1) without being exercised. The following limits also apply with respect to awards granted under this Plan:

(a)	The maximum number of shares of Common Stock that may be delivered pursuant to options qualified as incentive stock options granted under this Plan is 2,000,000 shares.

(b)	The maximum number of shares of Common Stock subject to those options and stock appreciation rights that are granted during any calendar year to any individual under this Plan is 500,000 shares.

(c)	The maximum number of shares of Common Stock subject to all awards that are granted during any calendar year to any individual under this Plan is 1,000,000 shares.

(d)	The maximum number of shares of Common Stock that may be delivered pursuant to awards granted to non-employee Directors is 700,000 shares. This limit does not apply, however, to shares delivered in respect of compensation earned but deferred. For this purpose, a “non-employee Director” is a member of the Board who is not an officer or employee of the Company.

(e)	The maximum number of shares of Common Stock that may be delivered pursuant to awards granted under this Plan, other than pursuant to stock option and stock appreciation right grants, is 2,275,000 shares. This limit does not apply, however, to shares delivered in respect of compensation earned but deferred.

(f)	Additional limits with respect to Performance-Based Awards are set forth in Section 5.2.3.

Each of the foregoing numerical limits is subject to adjustment as contemplated by Section 4.3, Section 7.1, and Section 8.10.

4.3	Awards Settled in Cash, Reissue of Awards and Shares. To the extent that an award is settled in cash or a form other than shares of Common Stock, the shares that would have been delivered had there been no such cash or other settlement shall not be counted against the shares available for issuance under this Plan. In the event that shares are delivered in respect of a dividend equivalent, stock appreciation right, or other award, only the actual number of shares delivered with respect to the award shall be counted against the share limits of this Plan. Shares that are subject to or underlie awards which expire or for any reason are cancelled or terminated, are forfeited, fail to vest, or for any other reason are not paid or delivered under this Plan shall again be available for subsequent awards under this Plan. Shares that are exchanged by a participant or withheld by the Corporation as full or partial payment in connection with any award under this Plan, the 1997 Plan, or the 1998 Plan (with respect to such a payment in connection with any award under the 1997 Plan or the 1998 Plan, only to the extent such transaction occurs after the Effective Date), as well as any shares exchanged by a participant or withheld by the Company to satisfy the tax withholding obligations related to any award under this Plan, the 1997 Plan, or the 1998 Plan (with respect to such an exchange or withholding in connection with any award under the 1997 Plan or the 1998 Plan, only to the extent such transaction occurs after the Effective Date), shall be available for subsequent awards under this Plan. Refer to Section 8.10 for application of the foregoing share limits with respect to assumed awards. The foregoing adjustments to the share limits of this Plan are subject to any applicable limitations under Section 162(m) of the Code with respect to awards intended as performance-based compensation thereunder.

4.4	Reservation of Shares; No Fractional Shares; Minimum Issue. The Corporation shall at all times reserve a number of shares of Common Stock sufficient to cover the Corporation’s obligations and contingent obligations to deliver shares with respect to awards then outstanding under this Plan (exclusive of any dividend equivalent obligations to the extent the Corporation has

EXHIBIT C - 4

the right to settle such rights in cash). No fractional shares shall be delivered under this Plan. The Administrator may pay cash in lieu of any fractional shares in settlements of awards under this Plan. No fewer than 100 shares may be purchased on exercise of any award (or, in the case of stock appreciation or purchase rights, no fewer than 100 rights may be exercised at any one time) unless the total number purchased or exercised is the total number at the time available for purchase or exercise under the award.

5. AWARDS

5.1	Type and Form of Awards. The Administrator shall determine the type or types of award(s) to be made to each selected Eligible Person. Awards may be granted singly, in combination or in tandem. Awards also may be made in combination or in tandem with, in replacement of, as alternatives to, or as the payment form for grants or rights under any other employee or compensation plan of the Company. The types of awards that may be granted under this Plan are:

5.1.1 Stock Options. A stock option is the grant of a right to purchase a specified number of shares of Common Stock during a specified period as determined by the Administrator. An option may be intended as an incentive stock option within the meaning of Section 422 of the Code (an “ISO”) or a nonqualified stock option (an option not intended to be an ISO). The award agreement for an option will indicate if the option is intended as an ISO, otherwise it will be deemed to be a nonqualified stock option. The maximum term of each option (ISO or nonqualified) shall be ten (10) years. The per share exercise price for each option shall be not less than 100% of the fair market value of a share of Common Stock on the date of grant of the option, except as follows: (a) in the case of a stock option granted retroactively in tandem with or as a substitution for another award, the per share exercise price may be no lower than the fair market value of a share of Common Stock on the date such other award was granted (to the extent consistent with Sections 422 and 424 of the Code in the case of options intended as incentive stock options); and (b) in any other circumstances, a nonqualified stock option may be granted with a per share exercise price that is less than the fair market value of a share of Common Stock on the date of grant, provided that any shares delivered in respect of such option shall be charged against the limit of Section 4.2(e) (the limit on full-value awards) as well as any other applicable limit under Section 4.2. When an option is exercised, the exercise price for the shares to be purchased shall be paid in full in cash or such other method permitted by the Administrator consistent with Section 5.5.

5.1.2 Additional Rules Applicable to ISOs. To the extent that the aggregate fair market value (determined at the time of grant of the applicable option) of stock with respect to which ISOs first become exercisable by a participant in any calendar year exceeds $100,000, taking into account both Common Stock subject to ISOs under this Plan and stock subject to ISOs under all other plans of the Company (or any parent or predecessor corporation to the extent required by and within the meaning of Section 422 of the Code and the regulations promulgated thereunder), such options shall be treated as nonqualified stock options. In reducing the number of options treated as ISOs to meet the $100,000 limit, the most recently granted options shall be reduced first. To the extent a reduction of simultaneously granted options is necessary to meet the $100,000 limit, the Administrator may, in the manner and to the extent permitted by law, designate which shares of Common Stock are to be treated as shares acquired pursuant to the exercise of an ISO. ISOs may only be granted to employees of the Corporation or one of its subsidiaries (for this purpose, the term “subsidiary” is used as defined in Section 424(f) of the Code, which generally requires an unbroken chain of ownership of at least 50% of the total combined voting power of all classes of stock of each subsidiary in the chain beginning with the Corporation and ending with the subsidiary in question). There shall be imposed in any award agreement relating to ISOs such other terms and conditions as from time to time are required in order that the option be an “incentive stock option” as that term is defined in Section 422 of the Code. No ISO may be granted to any person who, at the time the option is granted, owns (or is deemed to own under Section 424(d) of the Code) shares of outstanding Common Stock possessing more than 10% of the total combined voting power of all classes of stock of the Corporation, unless the exercise

EXHIBIT C - 5

price of such option is at least 110% of the fair market value of the stock subject to the option and such option by its terms is not exercisable after the expiration of five years from the date such option is granted.

5.1.3 Stock Appreciation Rights. A stock appreciation right or “SAR” is a right to receive a payment, in cash and/or Common Stock, equal to the excess of the fair market value of a specified number of shares of Common Stock on the date the SAR is exercised over the fair market value of a share of Common Stock on the date the SAR was granted (the “base price”) as set forth in the applicable award agreement, except as follows: (a) in the case of a SAR granted retroactively in tandem with or as a substitution for another award, the base price may be no lower than the fair market value of a share of Common Stock on the date such other award was granted; and (b) in any other circumstances, a SAR may be granted with a base price that is less than the fair market value of a share of Common Stock on the date of grant, provided that any shares delivered in respect of such award shall be charged against the limit of Section 4.2(e) (the limit on full-value awards) as well as any other applicable limit under Section 4.2. The maximum term of an SAR shall be ten (10) years. The Administrator may grant limited SARs which are exercisable only upon a change in control or other specified event and may be payable based on the spread between the base price of the SAR and the fair market value of a share of Common Stock during a specified period or at a specified time within a specified period before, after or including the date of such event.

5.1.4 Other Awards. The other types of awards that may be granted under this Plan include: (a) stock bonuses, restricted stock, performance stock, stock units, phantom stock, dividend equivalents, or similar rights to purchase or acquire shares, whether at a fixed or variable price or ratio related to the Common Stock, upon the passage of time, the occurrence of one or more events, or the satisfaction of performance criteria or other conditions, or any combination thereof; (b) any similar securities with a value derived from the value of or related to the Common Stock and/or returns thereon; or (c) cash awards granted consistent with Section 5.2 below.

5.2	Section 162(m) Performance-Based Awards. Without limiting the generality of the foregoing, any of the types of awards listed in Section 5.1.4 above may be, and options and SARs granted with an exercise or base price not less than the fair market value of a share of Common Stock at the date of grant (“Qualifying Options” and “Qualifying SARS,” respectively) typically will be, granted as awards intended to satisfy the requirements for “performance-based compensation” within the meaning of Section 162(m) of the Code (“Performance-Based Awards”). The grant, vesting, exercisability or payment of Performance-Based Awards may depend (or, in the case of Qualifying Options or Qualifying SARs, may also depend) on the degree of achievement of one or more performance goals relative to a pre-established targeted level or level using one or more of the Business Criteria set forth below (on an absolute or relative basis) for the Corporation on a consolidated basis or for one or more of the Corporation’s subsidiaries, segments, divisions or business units, or any combination of the foregoing. Any Qualifying Option or Qualifying SAR shall be subject only to the requirements of Section 5.2.1 and 5.2.3 in order for such award to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Award. Any other Performance-Based Award shall be subject to all of the following provisions of this Section 5.2.

5.2.1 Class; Administrator. The eligible class of persons for Performance-Based Awards under this Section 5.2 shall be officers and employees of the Company. The Administrator approving Performance-Based Awards or making any certification required pursuant to Section 5.2.4 must be constituted as provided in Section 3.1 for awards that are intended as performance-based compensation under Section 162(m) of the Code.

5.2.2 Performance Goals. The specific performance goals for Performance-Based Awards (other than Qualifying Options and Qualifying SARs) shall be, on an absolute or relative basis, established based on one or more of the following business criteria (“Business Criteria”) as selected by the Administrator in its sole discretion: earnings per share, cash flow (which means

EXHIBIT C - 6

cash and cash equivalents derived from either net cash flow from operations or net cash flow from operations, financing and investing activities), total stockholder return, net revenue, revenue growth, operating income (before or after taxes), earnings (before or after interest, taxes, depreciation and/or amortization), return on equity or on assets or on net investment, cost containment or reduction, days sales outstanding (which is obtained by dividing accounts receivable, less allowance for doubtful accounts, by the 90-day rolling average of net revenues), or any combination thereof. These terms are used as applied under generally accepted accounting principles or in the Company’s financial reporting. To qualify awards as performance-based under Section 162(m), the applicable Business Criterion (or Business Criteria, as the case may be) and specific performance goal or goals (“targets”) must be established and approved by the Administrator during the first 90 days of the performance period (and, in the case of performance periods of less than one year, in no event more than 25% of the performance period has elapsed) and while performance relating to such target(s) remains substantially uncertain within the meaning of Section 162(m) of the Code. Performance targets shall be adjusted to mitigate the unbudgeted impact of material, unusual or nonrecurring gains and losses, accounting changes or other extraordinary events not foreseen at the time the targets were set unless the Administrator provides otherwise at the time of establishing the targets. The applicable performance measurement period may not be less than three months nor more than 10 years.

5.2.3 Form of Payment; Maximum Performance-Based Award. Grants or awards under this Section 5.2 may be paid in cash or shares of Common Stock or any combination thereof. Grants of Qualifying Options and Qualifying SARs to any one participant in any one calendar year shall be subject to the limit set forth in Section 4.2(b). The maximum number of shares of Common Stock which may be delivered pursuant to Performance-Based Awards (other than Qualifying Options and Qualifying SARs, and other than cash awards covered by the following sentence) that are granted to any one participant in any one calendar year shall not exceed 500,000 shares, either individually or in the aggregate, subject to adjustment as provided in Section 7.1. In addition, the aggregate amount of compensation to be paid to any one participant in respect of all Performance-Based Awards payable only in cash and not related to shares of Common Stock and granted to that participant in any one calendar year shall not exceed $10,000,000. Awards that are cancelled during the year shall be counted against these limits to the extent permitted by Section 162(m) of the Code.

5.2.4 Certification of Payment. Before any Performance-Based Award under this Section 5.2 (other than Qualifying Options and Qualifying SARs) is paid and to the extent required to qualify the award as performance-based compensation within the meaning of Section 162(m) of the Code, the Administrator must certify in writing that the performance target(s) and any other material terms of the Performance-Based Award were in fact timely satisfied.

5.2.5 Reservation of Discretion. The Administrator will have the discretion to determine the restrictions or other limitations of the individual awards granted under this Section 5.2 including the authority to reduce awards, payouts or vesting or to pay no awards, in its sole discretion, if the Administrator preserves such authority at the time of grant by language to this effect in its authorizing resolutions or otherwise.

5.2.6 Expiration of Grant Authority. As required pursuant to Section 162(m) of the Code and the regulations promulgated thereunder, the Administrator’s authority to grant new awards that are intended to qualify as performance-based compensation within the meaning of Section 162(m) of the Code (other than Qualifying Options and Qualifying SARs) shall terminate upon the first meeting of the Corporation’s stockholders that occurs in the fifth year following the year in which the Corporation’s stockholders first approve this Plan.

5.3	Award Agreements. Each award shall be evidenced by a written award agreement in the form approved by the Administrator and executed on behalf of the Corporation and, if required by the Administrator, executed by the recipient of the award. The Administrator may authorize any officer of the Corporation (other than the particular award recipient) to execute any or all award

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agreements on behalf of the Corporation. The award agreement shall set forth the material terms and conditions of the award as established by the Administrator consistent with the express limitations of this Plan.

5.4	Deferrals and Settlements. Payment of awards may be in the form of cash, Common Stock, other awards or combinations thereof as the Administrator shall determine, and with such restrictions as it may impose. The Administrator may also require or permit participants to elect to defer the issuance of shares or the settlement of awards in cash under such rules and procedures as it may establish under this Plan. The Administrator may also provide that deferred settlements include the payment or crediting of interest or other earnings on the deferral amounts, or the payment or crediting of dividend equivalents where the deferred amounts are denominated in shares.

5.5	Consideration for Common Stock or Awards. The purchase price for any award granted under this Plan or the Common Stock to be delivered pursuant to an award, as applicable, may be paid by means of any lawful consideration as determined by the Administrator, including, without limitation, one or a combination of the following methods:

•	services rendered by the recipient of such award;

•	cash, check payable to the order of the Corporation, or electronic funds transfer;

•	notice and third party payment in such manner as may be authorized by the Administrator;

•	the delivery of previously owned shares of Common Stock;

•	by a reduction in the number of shares otherwise deliverable pursuant to the award; or

•	subject to such procedures as the Administrator may adopt, pursuant to a “cashless exercise” with a third party who provides financing for the purposes of (or who otherwise facilitates) the purchase or exercise of awards.

In no event shall any shares newly-issued by the Corporation be issued for less than the minimum lawful consideration for such shares or for consideration other than consideration permitted by applicable state law. In the event that the Administrator allows a participant to exercise an award by delivering shares of Common Stock previously owned by such participant and unless otherwise expressly provided by the Administrator, any shares delivered which were initially acquired by the participant from the Corporation (upon exercise of a stock option or otherwise) must have been owned by the participant at least six months as of the date of delivery. Shares of Common Stock used to satisfy the exercise price of an option shall be valued at their fair market value on the date of exercise. The Corporation will not be obligated to deliver any shares unless and until it receives full payment of the exercise or purchase price therefor and any related withholding obligations under Section 8.5 and any other conditions to exercise or purchase have been satisfied. Unless otherwise expressly provided in the applicable award agreement, the Administrator may at any time eliminate or limit a participant’s ability to pay the purchase or exercise price of any award or shares by any method other than cash payment to the Corporation.

5.6	Definition of Fair Market Value. For purposes of this Plan, “fair market value” shall mean, unless otherwise determined or provided by the Administrator in the circumstances, the closing price of a share of Common Stock as reported on the composite tape for securities listed on the New York Stock Exchange (the “Exchange”) for the date in question or, if no sales of Common Stock were made on the Exchange on that date, the closing price of a share of Common Stock as reported on said composite tape for the next preceding day on which sales of Common Stock were made on the Exchange. The Administrator may, however, provide with respect to one or more awards that the fair market value shall equal the last closing price of a share of Common Stock as reported on the composite tape for securities listed on the Exchange available on the date in

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question or the average of the high and low prices of a share of Common Stock as reported on the composite tape for securities listed on the Exchange for the date in question or the most recent trading day. If the Common Stock is no longer listed or is no longer actively traded on the Exchange as of the applicable date, the fair market value of the Common Stock shall be the value as reasonably determined by the Administrator for purposes of the award in the circumstances. The Administrator also may adopt a different methodology for determining fair market value with respect to one or more awards if a different methodology is necessary or advisable to secure any intended favorable tax, legal or other treatment for the particular award(s) (for example, and without limitation, the Administrator may provide that fair market value for purposes of one or more awards will be based on an average of closing prices (or the average of high and low daily trading prices) for a specified period preceding the relevant date).

5.7	Transfer Restrictions.

5.7.1 Limitations on Exercise and Transfer. Unless otherwise expressly provided in (or pursuant to) this Section 5.7, by applicable law and by the award agreement, as the same may be amended, (a) all awards are non-transferable and shall not be subject in any manner to sale, transfer, anticipation, alienation, assignment, pledge, encumbrance or charge; (b) awards shall be exercised only by the participant; and (c) amounts payable or shares issuable pursuant to any award shall be delivered only to (or for the account of) the participant.

5.7.2 Exceptions. The Administrator may permit awards to be exercised by and paid to certain persons or entities related to the participant, including but not limited to members of the participant’s immediate family, trusts or other entities controlled by or whose beneficiaries or beneficial owners are the participant and/or members of the participant’s immediate family, pursuant to such conditions and procedures, including limitations on subsequent transfers, as the Administrator may establish. Consistent with Section 8.1, any permitted transfer shall be subject to the condition that the Administrator receive evidence satisfactory to it that the transfer (a) is being made for essentially donative, estate and/or tax planning purposes on a gratuitous or donative basis and without consideration (other than nominal consideration or in exchange for an interest in a qualified transferee), and (b) will not compromise the Corporation’s ability to register shares issuable under this Plan on Form S-8 under the Securities Act. Notwithstanding the foregoing or anything in Section 5.7.3, ISOs and restricted stock awards shall be subject to any and all additional transfer restrictions under the Code to the extent necessary to maintain the intended tax consequences of such awards.

5.7.3 Further Exceptions to Limits on Transfer. The exercise and transfer restrictions in Section 5.7.1 shall not apply to:

(a)	transfers to the Corporation,

(b)	the designation of a beneficiary to receive benefits in the event of the participant’s death or, if the participant has died, transfers to or exercise by the participant’s beneficiary, or, in the absence of a validly designated beneficiary, transfers by will or the laws of descent and distribution,

(c)	subject to any applicable limitations on ISOs, transfers to a family member (or former family member) pursuant to a domestic relations order if approved or ratified by the Administrator,

(d)	if the participant has suffered a disability, permitted transfers or exercises on behalf of the participant by his or her legal representative, or

(e)	the authorization by the Administrator of “cashless exercise” procedures with third parties who provide financing for the purpose of (or who otherwise facilitate) the exercise

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of awards consistent with applicable laws and the express authorization of the Administrator.

5.8	International Awards. One or more awards may be granted to Eligible Persons who provide services to the Company outside of the United States. Any awards granted to such persons may be granted pursuant to the terms and conditions of any applicable sub-plans, if any, appended to this Plan and approved by the Administrator.

6.     EFFECT OF TERMINATION OF SERVICE ON AWARDS

6.1	General. The Administrator shall establish the effect of a termination of employment or service on the rights and benefits under each award under this Plan and in so doing may make distinctions based upon, inter alia, the cause of termination and type of award. If the participant is not an employee or Director of the Company and provides other services to the Company, the Administrator shall be the sole judge for purposes of this Plan (unless a contract or the award otherwise provides) of whether the participant continues to render services to the Company and the date, if any, upon which such services shall be deemed to have terminated.

6.2	Events Not Deemed Terminations of Service. Unless Company policy or the Administrator otherwise provides, the employment relationship shall not be considered terminated in the case of (a) sick leave, (b) military leave, or (c) any other leave of absence authorized by the Company or the Administrator; provided that unless reemployment upon the expiration of such leave is guaranteed by contract or law, such leave is for a period of not more than 90 days. In the case of any employee of the Company on an approved leave of absence, continued vesting of the award while on leave from the employ of the Company may be suspended until the employee returns to service, unless the Administrator otherwise provides or applicable law otherwise requires. In no event shall an award be exercised after the expiration of the term set forth in the award agreement.

6.3	Effect of Change of Subsidiary Status. For purposes of this Plan and any award, if an entity ceases to be a Subsidiary of the Corporation a termination of employment or service shall be deemed to have occurred with respect to each Eligible Person in respect of such Subsidiary who does not continue as an Eligible Person in respect of another entity within the Company after giving effect to the Subsidiary’s change in status.

7.     ADJUSTMENTS; ACCELERATION

7.1	Adjustments. Upon or in contemplation of: any reclassification, recapitalization, stock split (including a stock split in the form of a stock dividend) or reverse stock split (“stock split”); any merger, combination, consolidation, or other reorganization; any spin-off, split-up, or similar extraordinary dividend distribution in respect of the Common Stock (whether in the form of securities or property); any exchange of Common Stock or other securities of the Corporation, or any similar, unusual or extraordinary corporate transaction in respect of the Common Stock; or a sale of all or substantially all the business or assets of the Corporation as an entirety; then the Administrator shall, in such manner, to such extent (if any) and at such time as it deems appropriate and equitable in the circumstances:

(a)	proportionately adjust any or all of (1) the number and type of shares of Common Stock (or other securities) that thereafter may be made the subject of awards (including the specific share limits, maximums and numbers of shares set forth elsewhere in this Plan), (2) the number, amount and type of shares of Common Stock (or other securities or property) subject to any or all outstanding awards, (3) the grant, purchase, or exercise price (which term includes the base price of any SAR or similar right) of any or all outstanding awards, (4) the securities, cash or other property deliverable upon exercise or payment of any outstanding awards, or (5) (subject to Sections 7.8 and 8.8.3(a)) the performance standards applicable to any outstanding awards, or

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(b)	make provision for a cash payment or for the assumption, substitution or exchange of any or all outstanding share-based awards or the cash, securities or property deliverable to the holder of any or all outstanding share-based awards, based upon the distribution or consideration payable to holders of the Common Stock upon or in respect of such event.

The Administrator may adopt such valuation methodologies for outstanding awards as it deems reasonable in the event of a cash or property settlement and, in the case of options, SARs or similar rights, but without limitation on other methodologies, may base such settlement solely upon the excess if any of the per share amount payable upon or in respect of such event over the exercise or base price of the award. With respect to any award of an ISO, the Administrator may make such an adjustment that causes the option to cease to qualify as an ISO without the consent of the affected participant.

In any of such events, the Administrator may take such action prior to such event to the extent that the Administrator deems the action necessary to permit the participant to realize the benefits intended to be conveyed with respect to the underlying shares in the same manner as is or will be available to stockholders generally. In the case of any stock split or reverse stock split, if no action is taken by the Administrator, the proportionate adjustments contemplated by clause (a) above shall nevertheless be made.

7.2	Automatic Acceleration of Awards. Upon a dissolution of the Corporation or other event described in Section 7.1 that the Corporation does not survive (or does not survive as a public company in respect of its Common Stock), then each then outstanding option and SAR shall become fully vested, all shares of restricted stock then outstanding shall fully vest free of restrictions, and each other award granted under this Plan that is then outstanding shall become payable to the holder of such award; provided that such acceleration provision shall not apply, unless otherwise expressly provided by the Administrator, with respect to any award to the extent that the Administrator has made a provision for the substitution, assumption, exchange or other continuation or settlement of the award, or the award would otherwise continue in accordance with its terms, in the circumstances.

7.3	Possible Acceleration of Awards. Without limiting Section 7.2, in the event of a Change in Control Event (as defined below), the Administrator may, in its discretion, provide that any outstanding option or SAR shall become fully vested, that any share of restricted stock then outstanding shall fully vest free of restrictions, and that any other award granted under this Plan that is then outstanding shall be payable to the holder of such award. The Administrator may take such action with respect to all awards then outstanding or only with respect to certain specific awards identified by the Administrator in the circumstances. For purposes of this Plan, “Change in Control Event” means any of the following:

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(a)	The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act (a “Person”)) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (1) the then-outstanding shares of common stock of the Corporation (the “Outstanding Company Common Stock”) or (2) the combined voting power of the then-outstanding voting securities of the Corporation entitled to vote generally in the election of Directors (the “Outstanding Company Voting Securities”); provided, however, that, for purposes of this definition, the following acquisitions shall not constitute a Change in Control Event; (A) any acquisition directly from the Corporation, (B) any acquisition by the Corporation, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Corporation or any affiliate of the Corporation or a successor, or (D) any acquisition by any entity pursuant to a transaction that complies with Sections (c)(1), (2) and (3) below;

(b)	Individuals who, as of the Effective Date, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a Director subsequent to the Effective Date whose election, or nomination for election by the Corporation’s stockholders, was approved by a vote of at least two-thirds of the Directors then comprising the Incumbent Board (including for these purposes, the new members whose election or nomination was so approved, without counting the member and his predecessor twice) shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of Directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;

(c)	Consummation of a reorganization, merger, statutory share exchange or consolidation or similar corporate transaction involving the Corporation or any of its Subsidiaries, a sale or other disposition of all or substantially all of the assets of the Corporation, or the acquisition of assets or stock of another entity by the Corporation or any of its Subsidiaries (each, a “Business Combination”), in each case unless, following such Business Combination, (1) all or substantially all of the individuals and entities that were the beneficial owners of the Outstanding Company Common Stock and the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of Directors, as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity that, as a result of such transaction, owns the Corporation or all or substantially all of the Corporation’s assets directly or through one or more subsidiaries (a “Parent”)) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be, (2) no Person (excluding any entity resulting from such Business Combination or a Parent or any employee benefit plan (or related trust) of the Corporation or such entity resulting from such Business Combination or Parent) beneficially owns, directly or indirectly, 20% or more of, respectively, the then-outstanding shares of common stock of the entity resulting from such Business Combination or the combined voting power of the then-outstanding voting securities of such entity, except to the extent that the ownership in excess of 20% existed prior to the Business Combination, and (3) at least a majority of the members of the board of Directors or trustees of the entity resulting from such Business Combination or a Parent were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination; or

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(d)	Approval by the stockholders of the Corporation of a complete liquidation or dissolution of the Corporation other than in the context of a transaction that does not constitute a Change in Control Event under clause (c) above.

7.4	Early Termination of Awards. Any award that has been accelerated as required or contemplated by Section 7.2 or 7.3 (or would have been so accelerated but for Section 7.5, 7.7 or 7.8) shall terminate upon the related event referred to in Section 7.2 or 7.3, as applicable, subject to any provision that has been expressly made by the Administrator, through a plan of reorganization or otherwise, for the survival, substitution, assumption, exchange or other continuation or settlement of such award and provided that, in the case of options and SARs that will not survive, be substituted for, assumed, exchanged, or otherwise continued or settled in the transaction, the holder of such award shall be given reasonable advance notice of the impending termination and a reasonable opportunity to exercise his or her outstanding options and SARs in accordance with their terms before the termination of such awards (except that in no case shall more than ten days’ notice of accelerated vesting and the impending termination be required and any acceleration may be made contingent upon the actual occurrence of the event).

7.5	Other Acceleration Rules. Any acceleration of awards pursuant to this Section 7 shall comply with applicable legal requirements and, if necessary to accomplish the purposes of the acceleration or if the circumstances require, may be deemed by the Administrator to occur a limited period of time not greater than 30 days before the event. Without limiting the generality of the foregoing, the Administrator may deem an acceleration to occur immediately prior to the applicable event and/or reinstate the original terms of an award if an event giving rise to an acceleration does not occur. The Administrator may override the provisions of Section 7.2, 7.3, 7.4 and/or 7.7 by express provision in the award agreement and may accord any Eligible Person a right to refuse any acceleration, whether pursuant to the award agreement or otherwise, in such circumstances as the Administrator may approve. The portion of any ISO accelerated in connection with a Change in Control Event or any other action permitted hereunder shall remain exercisable as an ISO only to the extent the applicable $100,000 limitation on ISOs is not exceeded. To the extent exceeded, the accelerated portion of the option shall be exercisable as a nonqualified stock option under the Code.

7.6	Possible Rescission of Acceleration. If the vesting of an award has been accelerated expressly in anticipation of an event or upon stockholder approval of an event and the Administrator later determines that the event will not occur, the Administrator may rescind the effect of the acceleration as to any then outstanding and unexercised or otherwise unvested awards.

7.7	Golden Parachute Limitation. Notwithstanding anything else contained in this Section 7 to the contrary, in no event shall an award be accelerated under this Plan to an extent or in a manner which would not be fully deductible by the Company for federal income tax purposes because of Section 280G of the Code, nor shall any payment hereunder be accelerated to the extent any portion of such accelerated payment would not be deductible by the Company because of Section 280G of the Code. If a participant would be entitled to benefits or payments hereunder and under any other plan or program that would constitute “parachute payments” as defined in Section 280G of the Code, then the participant may by written notice to the Company designate the order in which such parachute payments will be reduced or modified so that the Company is not denied federal income tax deductions for any “parachute payments” because of Section 280G of the Code. Notwithstanding the foregoing, an employment or other agreement with the participant may expressly provide for benefits in excess of amounts determined by applying the foregoing Section 280G limitations.

7.8	Section 162(m) Limitations. To the extent limited by Section 162(m) of the Code in the case of an award intended as performance-based compensation thereunder and necessary to assure the deductibility of the compensation payable under the award, the Administrator shall have no discretion under this Plan (a) to increase the amount of compensation or the number of shares that

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would otherwise be due upon the attainment of the applicable performance target or the exercise of the option or SAR, or (b) to waive the achievement of any applicable performance goal as a condition to receiving a benefit or right under the award.

8.     OTHER PROVISIONS

8.1	Compliance with Laws. This Plan, the granting and vesting of awards under this Plan, the offer, issuance and delivery of shares of Common Stock, the acceptance of promissory notes and/or the payment of money under this Plan or under awards are subject to compliance with all applicable federal and state laws, rules and regulations (including but not limited to state and federal securities law, federal margin requirements) and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. The person acquiring any securities under this Plan will, if requested by the Company, provide such assurances and representations to the Company as the Administrator may deem necessary or desirable to assure compliance with all applicable legal and accounting requirements.

8.2	Employment Status. No person shall have any claim or rights to be granted an award (or additional awards, as the case may be) under this Plan, subject to any express contractual rights (set forth in a document other than this Plan) to the contrary.

8.3	No Employment/Service Contract. Nothing contained in this Plan (or in any other documents under this Plan or in any award) shall confer upon any Eligible Person or other participant any right to continue in the employ or other service of the Company, constitute any contract or agreement of employment or other service or affect an employee’s status as an employee at will, nor shall interfere in any way with the right of the Company to change a person’s compensation or other benefits, or to terminate his or her employment or other service, with or without cause. Nothing in this Section 8.3, however, is intended to adversely affect any express independent right of such person under a separate employment or service contract other than an award agreement.

8.4	Plan Not Funded. Awards payable under this Plan shall be payable in shares or from the general assets of the Corporation, and no special or separate reserve, fund or deposit shall be made to assure payment of such awards. No participant, beneficiary or other person shall have any right, title or interest in any fund or in any specific asset (including shares of Common Stock, except as expressly otherwise provided) of the Company by reason of any award hereunder. Neither the provisions of this Plan (or of any related documents), nor the creation or adoption of this Plan, nor any action taken pursuant to the provisions of this Plan shall create, or be construed to create, a trust of any kind or a fiduciary relationship between the Company and any participant, beneficiary or other person. To the extent that a participant, beneficiary or other person acquires a right to receive payment pursuant to any award hereunder, such right shall be no greater than the right of any unsecured general creditor of the Company.

8.5	Tax Withholding. Upon any exercise, vesting, or payment of any award or upon the disposition of shares of Common Stock acquired pursuant to the exercise of an ISO prior to satisfaction of the holding period requirements of Section 422 of the Code, the Company shall have the right at its option to:

(a)	require the participant (or the participant’s personal representative or beneficiary, as the case may be) to pay or provide for payment of at least the minimum amount of any taxes which the Company may be required to withhold with respect to such award event or payment; or

(b)	deduct from any amount otherwise payable in cash to the participant (or the participant’s personal representative or beneficiary, as the case may be) the minimum amount of any taxes which the Company may be required to withhold with respect to such cash payment.

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In any case where a tax is required to be withheld in connection with the delivery of shares of Common Stock under this Plan, the Administrator may in its sole discretion (subject to Section 8.1) grant (either at the time of the award or thereafter) to the participant the right to elect, pursuant to such rules and subject to such conditions as the Administrator may establish, to have the Corporation reduce the number of shares to be delivered by (or otherwise reacquire) the appropriate number of shares, valued in a consistent manner at their fair market value or at the sales price in accordance with authorized procedures for cashless exercises, necessary to satisfy the minimum applicable withholding obligation on exercise, vesting or payment. In no event shall the shares withheld exceed the minimum whole number of shares required for tax withholding under applicable law. The Corporation may, with the Administrator’s approval, accept one or more promissory notes from any Eligible Person in connection with taxes required to be withheld upon the exercise, vesting or payment of any award under this Plan; provided that any such note shall be subject to terms and conditions established by the Administrator and the requirements of applicable law.

8.6	Effective Date, Termination and Suspension, Amendments.

8.6.1 Effective Date. This Plan is effective as of July 17, 2003, the date of its approval by the Board (the “Effective Date”). This Plan shall be submitted for and subject to stockholder approval no later than twelve months after the Effective Date. Unless earlier terminated by the Board, this Plan shall terminate at the close of business on the day before the tenth anniversary of the Effective Date. After the termination of this Plan either upon such stated expiration date or its earlier termination by the Board, no additional awards may be granted under this Plan, but previously granted awards (and the authority of the Administrator with respect thereto, including the authority to amend such awards) shall remain outstanding in accordance with their applicable terms and conditions and the terms and conditions of this Plan.

8.6.2 Board Authorization. The Board may, at any time, terminate or, from time to time, amend, modify or suspend this Plan, in whole or in part. No awards may be granted during any period that the Board suspends this Plan.

8.6.3 Stockholder Approval. To the extent then required by applicable law or any applicable listing agency or required under Sections 162, 422 or 424 of the Code to preserve the intended tax consequences of this Plan, or deemed necessary or advisable by the Board, any amendment to this Plan shall be subject to stockholder approval.

8.6.4 Amendments to Awards. Without limiting any other express authority of the Administrator under (but subject to) the express limits of this Plan, the Administrator by agreement or resolution may waive conditions of or limitations on awards to participants that the Administrator in the prior exercise of its discretion has imposed, without the consent of a participant, and (subject to the requirements of Sections 3.2 and 8.6.5) may make other changes to the terms and conditions of awards. Any amendment or other action that would constitute a repricing of an award is subject to the limitations set forth in Section 3.2(g).

8.6.5 Limitations on Amendments to Plan and Awards. No amendment, suspension or termination of this Plan or change of or affecting any outstanding award shall, without written consent of the participant, affect in any manner materially adverse to the participant any rights or benefits of the participant or obligations of the Company under any award granted under this Plan prior to the effective date of such change. Changes, settlements and other actions contemplated by Section 7 shall not be deemed to constitute changes or amendments for purposes of this Section 8.6.

8.7	Privileges of Stock Ownership. Except as otherwise expressly authorized by the Administrator or this Plan, a participant shall not be entitled to any privilege of stock ownership as to any shares of Common Stock not actually delivered to and held of record by the participant. No adjustment will

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be made for dividends or other rights as a stockholder for which a record date is prior to such date of delivery.

8.8	Governing Law; Construction; Severability.

8.8.1 Choice of Law. This Plan, the awards, all documents evidencing awards and all other related documents shall be governed by, and construed in accordance with the laws of the State of Delaware.

8.8.2 Severability. If a court of competent jurisdiction holds any provision invalid and unenforceable, the remaining provisions of this Plan shall continue in effect.

8.8.3 Plan Construction.

(a)	Rule 16b-3. It is the intent of the Corporation that the awards and transactions permitted by awards be interpreted in a manner that, in the case of participants who are or may be subject to Section 16 of the Exchange Act, qualify, to the maximum extent compatible with the express terms of the award, for exemption from matching liability under Rule 16b-3 promulgated under the Exchange Act. Notwithstanding the foregoing, the Corporation shall have no liability to any participant for Section 16 consequences of awards or events under awards if an award or event does not so qualify.

(b)	Section 162(m). Awards under Section 5.1.4 to persons described in Section 5.2 that are either granted or become vested, exercisable or payable based on attainment of one or more performance goals related to the Business Criteria, as well as Qualifying Options and Qualifying SARs granted to persons described in Section 5.2, that are approved by a committee composed solely of two or more outside Directors (as this requirement is applied under Section 162(m) of the Code) shall be deemed to be intended as performance-based compensation within the meaning of Section 162(m) of the Code unless such committee provides otherwise at the time of grant of the award. It is the further intent of the Company that (to the extent the Company or awards under this Plan may be or become subject to limitations on deductibility under Section 162(m) of the Code) any such awards and any other Performance-Based Awards under Section 5.2 that are granted to or held by a person subject to Section 162(m) will qualify as performance-based compensation or otherwise be exempt from deductibility limitations under Section 162(m).

8.9	Captions. Captions and headings are given to the sections and subsections of this Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of this Plan or any provision thereof.

8.10	Stock-Based Awards in Substitution for Stock Options or Awards Granted by Other Corporation. Awards may be granted to Eligible Persons under this Plan in substitution for or in connection with an assumption of employee stock options, SARs, restricted stock or other stock-based awards granted by other entities to persons who are or who will become Eligible Persons in respect of the Company, in connection with a distribution, merger or other reorganization by or with the granting entity or an affiliated entity, or the acquisition by the Company, directly or indirectly, of all or a substantial part of the stock or assets of the employing entity. The awards so granted need not comply with other specific terms of this Plan, provided the awards reflect only adjustments giving effect to the assumption or substitution consistent with the conversion applicable to the Common Stock in the transaction and any change in the issuer of the security. Any shares that are delivered and any awards that are granted by, or become obligations of, the Corporation, as a result of the assumption by the Corporation of, or in substitution for, outstanding awards previously granted by an acquired company (or previously granted by a predecessor

EXHIBIT C - 16

employer (or direct or indirect parent thereof) in the case of persons that become employed by the Company in connection with a business or asset acquisition or similar transaction) shall not be counted against the Share Limit or other limits on the number of shares available for issuance under this Plan.

8.11	Non-Exclusivity of Plan. Nothing in this Plan shall limit or be deemed to limit the authority of the Board or the Administrator to grant awards or authorize any other compensation, with or without reference to the Common Stock, under any other plan or authority.

8.12	No Corporate Action Restriction. The existence of this Plan, the award agreements and the awards granted hereunder shall not limit, affect or restrict in any way the right or power of the Board or the stockholders of the Corporation to make or authorize: (a) any adjustment, recapitalization, reorganization or other change in the capital structure or business of the Corporation or any subsidiary, (b) any merger, amalgamation, consolidation or change in the ownership of the Corporation or any subsidiary, (c) any issue of bonds, debentures, capital, preferred or prior preference stock ahead of or affecting the capital stock (or the rights thereof) of the Corporation or any subsidiary, (d) any dissolution or liquidation of the Corporation or any subsidiary, (e) any sale or transfer of all or any part of the assets or business of the Corporation or any subsidiary, or (f) any other corporate act or proceeding by the Corporation or any subsidiary. No participant, beneficiary or any other person shall have any claim under any award or award agreement against any member of the Board or the Administrator, or the Corporation or any employees, officers or agents of the Corporation or any subsidiary, as a result of any such action.

8.13	Other Company Benefit and Compensation Programs. Payments and other benefits received by a participant under an award made pursuant to this Plan shall not be deemed a part of a participant’s compensation for purposes of the determination of benefits under any other employee welfare or benefit plans or arrangements, if any, provided by the Corporation or any subsidiary, except where the Administrator expressly otherwise provides or authorizes in writing. Awards under this Plan may be made in addition to, in combination with, as alternatives to or in payment of grants, awards or commitments under any other plans or arrangements of the Company or its subsidiaries.

EXHIBIT C - 17

APRIA HEALTHCARE GROUP INC.
26220 ENTERPRISE COURT
LAKE FOREST, CALIFORNIA 92630
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned appoints Robert S. Holcombe, James E. Baker and Raoul Smyth, and each of them, proxies with full power of substitution, to vote all shares of Common Stock of Apria Healthcare Group Inc. (the “Company”) held of record by the undersigned on May 30, 2003, the record date with respect to this solicitation, at the Annual Meeting of Stockholders of the Company to be held at the Westin South Coast Plaza, 686 Anton Boulevard, Costa Mesa, California 92626, beginning at 8:00 A.M., local time on Thursday, July 17, 2003, and at any adjournment thereof, as designated on the reverse side hereof.

(Continued and to be signed on the reverse side)	SEE REVERSE SIDE

ANNUAL MEETING OF STOCKHOLDERS OF

APRIA HEALTHCARE GROUP INC.

July 17, 2003

Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

—   Please detach and mail in the envelope provided.   —

The Board of Directors recommends a vote FOR the nominees and FOR proposal 2 listed below.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

(1) Election of Directors:
NOMINEES:
☐ FOR ALL NOMINEES	☐	Vicente Anido, Jr.
	☐	I.T. Corley
☐ WITHHOLD AUTHORITY	☐	David L. Goldsmith
FOR ALL NOMINEES	☐	Lawrence M. Higby
	☐	Richard H. Koppes
☐ FOR ALL EXCEPT	☐	Philip R. Lochner, Jr.
(See instructions below)	☐	Jeri L. Lose
	☐	Beverly Benedict Thomas
	☐	Ralph V. Whitworth

INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ☒

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.	☐

Signature of Stockholder ☐	Date: ☐

	FOR	AGAINST	ABSTAIN
(2)Approval of the Company’s 2003 Performance Incentive Plan.	☐	☐	☐

OTHER MATTERS

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting and at any adjournment thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXYWILLBE VOTED FOR PROPOSALS (1) AND (2) ABOVE. IF ANY NOMINEE DECLINES OR IS UNABLE TO SERVE AS A DIRECTOR, THEN THE PERSONS NAMED AS PROXIES SHALL HAVE FULL DISCRETION TO VOTE FOR ANY OTHER PERSON DESIGNATED BY THE BOARD OF DIRECTORS.

Signature of Stockholder ☐	Date: ☐

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.